AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                 AUGUST 3, 2007

                                REGISTRATION NO.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       LEGEND INTERNATIONAL HOLDINGS, INC
                 (name of small business issuer in its charter)

--------------------------------------------------------------------------------------------
            DELAWARE                           1041                       23-3067904
--------------------------------------------------------------------------------------------
(State or other jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)      Classification Code Number)       Identification No.)
---------------------------------------------- ---------------------------------------------

                                  Mr. Peter Lee
                       LEGEND INTERNATIONAL HOLDINGS, INC
                           Level 8, 580 St Kilda Road
                             Melbourne Victoria 3004
                                    Australia
                            Telephone: 613-8532-2866
                            Facsimile: 613-8532-2805
                     (Name, address, including zip code, and
                           telephone number, including
                        area code, of agent for service)

                          Copies of communications to:
                             R. Brian Brodrick, Esq.
                               Phillips Nizer LLP
                                666 Fifth Avenue
                                   New York NY
                             Telephone: 212-841-0700

         Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|


         If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE:

----------------------------------------------------------------------------------------------------------------
Title Of Each Class Of      Amount to be      Proposed                 Proposed               Amount of
Securities To Be            registered(1)     Maximum offering         aggregate price        Registration Fee
Registered                                    price per share (2)      (2)
----------------------------------------------------------------------------------------------------------------
Common Stock, Par           156,414,345(3)    $1.54                    $240,878,091           $7,394.95
Value $0.001 per Share
----------------------------------------------------------------------------------------------------------------
Common Stock, Par           3,236,123(4)      $1.54                    $4,983,629             $153.00
Value $0.001 per Share
----------------------------------------------------------------------------------------------------------------
                                                                       $245,163,792           $7,547.95
----------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, the Registration Statement also covers any additional shares of common stock that may become issuable by virtue of antidilution provisions of the stock options.

(2) The offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(C), based upon the average of the closing bid and asked prices for the common stock as reported by the OTC-Bulletin Board on July 30, 2007 of $1.54.

(3) Represents outstanding shares of common stock being offered by selling stockholders.

(4) (i) 3,123,630 shares issuable upon exercise of outstanding stock options that were issued on a pro rata basis to all of the stockholders of the Registrant effective as of December 31, 2005 and that are not transferable or exercisable (other than pursuant to a cashless exercise feature) until the underlying shares have been registered, and (ii) 112,500 shares of common stock that are issuable upon exercise of stock options that were issued in November 2006 in connection with the settlement of an employment dispute.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                   PROSPECTUS

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION,

                              DATED AUGUST 3, 2007

                       LEGEND INTERNATIONAL HOLDINGS, INC

                       159,537,975 SHARES OF COMMON STOCK

         This prospectus relates to the sale of up to 156,414,345 shares of Legend's common stock by certain persons who are, or will become, stockholders of Legend (including 112,500 shares of common stock issuable upon exercise of stock options). Please refer to "Selling Stockholders" beginning on page 15.

          In addition, we are registering 3,123,630 shares of common stock that are issuable upon exercise of outstanding stock options at an exercise price of $U$0.111 per share. Effective as of December 31, 2005, we issued two options for each share of common stock held, on a pro-rata basis, to all stockholders for no consideration. The options are not transferable or exercisable (except pursuant to a cashless exercise feature) until the underlying shares have been registered.

         Legend is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Legend will however receive proceed from the sale of common stock upon exercise of options to the extent they are exercised for cash. All costs associated with this registration will be borne by Legend.

         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On July 30, 2007, the last reported sale price of our common stock was $1.58 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "LGDI." These prices will fluctuate based on the demand for the shares of common stock.

         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

         These securities are speculative and involve a high degree of risk.

         Please refer to "Risk Factors" beginning on page 11.

         No other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY HAVE THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this prospectus is ____________, 2007.

                                TABLE OF CONTENTS


                                                                        Page No.
                                                                        --------

Information Regarding Forward Looking Statements                               6
Prospectus Summary                                                             7
Risk Factors                                                                  11
Use of Proceeds                                                               15
Determination of Offering Price                                               15
Dilution                                                                      15
Selling Stockholders                                                          15
Plan of Distribution                                                          20
Legal Proceedings                                                             21
Directors, Executive Officers, Promoters and Control Persons                  21
Security Ownership of Certain Beneficial Owners and Management
and Related Stockholder Matters                                               24
Description of Securities                                                     24
Interest of Named Experts and Counsel                                         25
Disclosure of Commission Position on Indemnification for Securities Act
Liabilities                                                                   25
Organization Within Last Five Years                                           25
Description of Business                                                       25
Management's Discussion and Analysis of Financial Condition Plan of
Operation                                                                     32
Description of Property                                                       40
Certain Relationships and Related Transactions                                40
Market for Common Equity and Related Stockholder Matters                      42
Executive Compensation                                                        44
Financial Statements                                                          46
Changes in and Disagreements with accountants on Accounting and
Financial Disclosure                                                          46
Legal Matters                                                                 47
Experts                                                                       47
How To Get More Information                                                   47
Index to Financial Statements                                                 48
Glossary




         We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of shares of common stock means that information contained in this prospectus is correct after the dates of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains numerous forward-looking statements relating to our business. such forward-looking statements are identified by the use of words such as believes, intends, expects, hopes, may, should, plan, projected, contemplates, anticipates or similar words. actual production, operating schedules, results of operations, gold ore reserve and mineral deposit estimates and other projections and estimates could differ materially from those projected in the forward-looking statements. The factors that could cause actual results to differ materially from those projected in the forward-looking statements include:

     o    The risk factors set forth herein,

     o The possibility that we do not find diamonds or that the diamonds we find is not commercially economical to mine,

     o The risks and hazards inherent in the diamonds mining business (including environmental hazards, industrial accidents, weather or geologically related conditions),

     o    Changes in the market price of diamonds,

     o    The  uncertainties   inherent  in  our  production,   exploratory  and
          developmental activities, including risks relating to permitting and regulatory delays,

     o    The uncertainties inherent in the estimation of diamond ore reserves,

     o    The effects of environmental and other governmental regulations, and

     o Uncertainty as to whether financing will be available to enable further exploration and mining operations.

         Investors are cautioned not to put undue reliance on forward-looking statements. We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

                               PROSPECTUS SUMMARY

         This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. This summary highlights selected information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "Risk Factors", and our financial statements and the accompanying notes, before making an investment decision.

Our Business
General

         Our name is Legend International Holdings, Inc. and we sometimes refer to ourselves in this Prospectus as "Legend," "Company", or as "we", "our", and "us".

         We are an exploration stage mining company. Our objective is to exploit our interest in certain mining tenements which are in North Australia. Our principal exploration target is for diamonds and we are seeking to determine whether diamonds are present in commercially economic quantities on our tenements to develop an operating mine.

         We sometimes refer to our tenements collectively in this Prospectus as either the "North Australian tenements", "Calvert Hills Project", "Foelsche", "Selby", "Cox" or "Abner Range". Our tenements are registered in the Department of Primary Industry, Fisheries and Mines in the Northern Territory of Australia, and give us the right to explore and mine minerals from the tenements.

         We were incorporated in the State of Delaware on January 2, 2001 as Sundew International, Inc. and changed our name to Legend on March 13, 2003. We registered Legend as a foreign corporation in Australia on August 8, 2006. Our executive offices are at Level 8, 580 St Kilda Road, Melbourne, Victoria, 3004, Australia. Our website is www.lgdi.net. Information included on our website shall not be deemed to be incorporated in this Prospectus.

         Legend has a 100% owned subsidiary company Legend Consolidated Group Inc, a Delaware corporation. This company is inactive.

         Recent Stock Split

         Effective November 17, 2006, Legend issued one (1) new bonus share of common stock for every two (2) shares of common stock outstanding on the record at that date. The issue of the new bonus shares of common stock were on a pro-rate basis to all shareholders. As a result, the Company issued 27,599,722 shares of its common stock. Effective December 31, 2006, Legend issued one (1) new bonus share of common stock for every two (2) shares of common stock outstanding on the record at that date. The issue of the new bonus shares of common stock were on a pro-rata basis to all shareholders. As a result, the Company issued 41,934,337 shares of its common stock.

         The Company has accounted for these bonus issues as a stock split (the "Stock Split") and accordingly, all share and per share data included in this Prospectus has been retroactively restated.

         Proposed Spin-off of Uranium Interests

         On May 14, 2007, the Company announced that it intends to spin off its uranium exploration interests to a new public company to be traded on the over the counter market in the United States. The Company intends to distribute to existing shareholders of the Company, as a dividend, shares in the new company, on a pro-rata basis to their holdings in Legend. A record date for the transaction will be announced. The shares of the new company will not be distributed to the shareholders of Legend until a registration statement covering such shares has been filed with and declared effective by the Securities and Exchange Commission. This communication does not constitute an offer of any securities for sale.

         Legend has incorporated a new Delaware company for the purpose of the spin off called "Calvert River Resources Inc".

         Legend has conducted research into previous exploration for phosphate-uranium and the research indicates several sites of potential phosphate mineralization of possible resources grade, over an area of up to 60 kilometres. Filed reconnaissance has confirmed this view. The phosphate mineralization is associated with uranium enrichment.

The Offering.

         This offering relates to the sale of 156,414,345 shares of common stock by certain selling stockholders. Of these shares being offered:

     o    156,301,845 are currently held by selling stockholders;

     o 112,500 shares issuable upon exercise of outstanding stock options at an exercise price of US$0.111 per share. Effective November 30, 2006, we issued 112,500 options in connection with the settlement of a dispute.

         In addition, we are registering 3,123,630 shares of common stock that are issuable upon exercise of outstanding stock options at an exercise price of US$0.111 per share. Effective as of December 31, 2005, we issued two options for each share of common stock held, on a pro-rata basis, to all stockholders for no consideration. The options are not transferable or exercisable (except pursuant to a cashless exercise feature) until the underlying shares have been registered.

         Our shares are quotated on the "over-the-counter" ("OTC") Bulletin Board maintained by the National Association of Securities Dealers, Inc. The shares may be sold at prevailing market prices or privately negotiated prices.

Risk Factors.

         You should read the "RISK FACTORS" section as well as the other cautionary statements throughout this prospectus so that you understand the risks associated with an investment in our securities. Any investment in our common stock should be considered a high-risk investment because of the nature of mineral exploration. Only investors who can afford to lose their entire investment should invest in these securities.

Use of Proceeds.

         We will not receive any proceeds from the shares offered by the selling stockholders. See "Use of Proceeds." We will, however, receive proceeds from the sale of common stock upon exercise of the options to the extent they are received for cash. We are paying all of the expenses relating to the registration of the shares for the selling stockholders.

Defined Terms.

         A number of technical and industry terms, as well as other defined terms used in this prospectus, are defined in the GLOSSARY at the end of this prospectus. Generally, we have provided a definition of each such defined term in the first instance that it is used in this prospectus and again in the GLOSSARY.

Currency

         We use the Australian dollar as our reporting currency, since we are headquartered in Australia and our administrative expenses are incurred in Australian dollars. References to dollars are to Australian dollars (A$) unless otherwise indicated as being United States dollars (US$).

For the convenience of the reader, the Australian Dollar figures for the year ended December 31, 2006 have been translated into United States Dollars ("US$") using the rate of exchange at December 31, 2006 of A$1.00=US$0.7893. Prior to July 31, 2006, the Company's functional currency was the US dollar. However, as a result of the purchase of diamond mining tenements in Northern Australia in July 2006, the Company's 2006 revenue and expenses will be primarily denominated in Australian dollars (A$). Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, states that the functional currency of an entity is the currency of the primary economic environment in which the entity operates. Accordingly the Company determined that from August 1, 2006 the functional currency of the Company is the Australian dollar. Assets, liabilities and equity were translated at the rate of exchange at July 31, 2006. Revenue and expenses were translated at actual rates. Transaction gains and losses were included as part of accumulated other comprehensive gain.

         Restatement of comparative numbers was made for the change in functional and reporting currency. The change was adopted prospectively beginning July 31, 2006 in accordance with SFAS No. 52.

Summary Financial Data

         The following summary financial data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.


Statement of Operations Data

                                                   Year ended                Three months ended
                                                  December 31                     March 31
                                           2005       2006      Conv.      2006      2007     Conv.
                                           A$000      A$000    Transl.    A$000     A$000    Transl.
                                                                US$000                       US$000
Revenues - interest                              -          2         2         -         1        1
                                         ---------  ---------  --------  --------  --------  -------
Costs and expenses                              77      4,537     3,581        30     1,206      975
                                         ---------  ---------  --------  --------  --------  -------
Loss from operations                          (77)    (4,535)   (3,579)      (30)   (1,205)    (974)
Other income (loss)                              1       (40)      (32)         3      (31)     (25)
                                         ---------  ---------  --------  --------  --------  -------
Profit (loss) before income taxes             (76)    (4,575)   (3,612)      (27)   (1,236)    (949)
Provision for income taxes                       -          -         -         -         -        -
                                         ---------  ---------  --------  --------  --------  -------
Net profit (loss)                             (76)    (4,575)   (3,612)      (27)   (1,236)    (949)
                                                A$         A$       US$        A$        A$      US$
Net profit (loss) per share
on continuing operations                    (0.00)     (0.06)    (0.05)    (0.00)    (0.01)   (0.01)
Weighted average number
of shares outstanding 000's                 28,669     75,230    75,230    40,652   127,945  127,945
                                         ---------  ---------  --------  --------  --------  -------

Balance Sheet Data
----------------------------
                                             A$000      A$000    US$000     A$000     A$000   US$000
Total assets                                     -      1,149       907         -     1,655    1,338
Total liabilities                               89      1,881     1,484       124     1,184      957
                                         ---------  ---------  --------  --------  --------  -------
Stockholders' equity (deficit)                (89)      (731)     (577)     (124)       471      381
                                         ---------  ---------  --------  --------  --------  -------

 Convenience translation at December 31, 2006 using December 31, 2006 exchange rate and at March 31, 2007 using March 31, 2007 exchange rate.

                                  RISK FACTORS

         You should carefully consider each of the following risk factors and all of the other information provided in this prospectus before purchasing our common stock. An investment in our common stock involves a high degree of risk, and should be considered only by persons who can afford the loss of their entire investment. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations would likely suffer. Additionally, this prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the risk factors that might cause those differences.

Risks of Our Business

We Lack an Operating History And Have Losses Which We Expect To Continue Into the Future.

         To date we have had no material source of revenue. We have no operating history as a mineral exploration or mining company upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

     -    exploration and development of any mineral property we identify;

     - our ability to locate economically viable mineral reserves in any mineral property we identify;

     - our ability to raise the capital necessary to conduct exploration and preserve our interest in mineral claims, increase our interest in mineral claims and continue as an exploration and mining company; and

     - our ability to generate revenues and profitably operate a mine on any mineral property we identify.

We Have No Diamond Or Other Mineral Reserves And We Cannot Assure You That We Will Find Such Reserves. If We Develop A Diamond Or Other Mineral Reserve, There Is No Guarantee That Production Will Be Profitable.

         We cannot guarantee we will ever find any or that we will be successful in locating commercial mine reserves on any exploration properties that we may obtain. Even if we find a diamond or other commercial minerals reserve, there is no assurance that we will be able to mine them. Even if we develop a mine, there is no assurance that we will make a profit. If we do not find diamonds or other commercial minerals you could lose part or all of your investment.

We Will Need Financing To Determine If There Is Diamonds Or Other Commercial Minerals And To Maintain The Mineral Claims.

         Our success will depend on our ability to raise capital. We will require substantial additional funds to conduct mineral exploration and development activities on our tenements. There is no assurance whatsoever that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us to make investments. If funds are not available in the amounts required to achieve our business strategy, we would be unable to reach our objective. This could cause the loss of all or part of your investment.

The Report Of Our Independent Registered Public Accounting Firm Contain An Explanatory Paragraph Questioning Our Ability To Continue As A Going Concern.

         The report of our independent registered public accounting firm on our financial statements as of December 31, 2006 and for the years ended December 31, 2006 and 2005 includes an explanatory paragraph questioning our ability to continue as a going concern. This paragraph indicates that we have not yet commenced revenue producing operations and have a retained deficit at December 31, 2006 of A$5,355,734 which conditions raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.

We Are A Small Operation And Do Not Have Significant Capital.

         Because we will have limited working capital, we must limit our exploration. If we are unable to raise the capital required to undertake adequate exploration, we may not find diamonds or other commercial minerals even though properties that we may acquire may contain diamonds or other commercial minerals. If we do not find diamonds or other commercial minerals we may be forced to cease operations and you may lose your entire investment.

We Could Encounter Delays Due To Regulatory And Permitting Delays.

         We could face delays in obtaining mining permits and environmental permits. Such delays, could jeopardize financing, if any, in which case we would have to delay or abandon work on the properties.

There Are Uncertainties Inherent In The Estimation Of Diamonds Or Other Mineral Reserves.

         Reserve estimates, including the economic recovery of diamond ore, will require us to make assumptions about recovery costs and diamond market prices. Reserve estimation is, by its nature, an imprecise and subjective process and the accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation, judgment and experience. The economic feasibility of properties will be based upon our estimates of the size and grade of ore reserves, metallurgical recoveries, production rates, capital and operating costs, and the future price of diamonds. If such estimates are incorrect or vary substantially it could affect our ability to develop an economical mine and would reduce the value of your investment.

If We Define An Economic Ore Reserve And Achieve Production, It Will Decline In The Future. An Ore Reserve Is A Wasting Asset.

         Our future ore reserve and production, if any, will decline as a result of the exhaustion of reserves and possible closure of any mine that might be developed. Eventually, at some unknown time in the future, all of the economically extractable ore will be removed from the properties, and there will be no ore remaining unless this Company is successful in near mine site exploration to extend the life of the mining operation. This is called depletion of reserves. Ultimately, we must acquire or operate other properties in order to continue as an on going business. Our success in continuing to develop reserves, if any, will affect the value of your investment.

There Are Significant Risks Associated With Mining Activities.

         The mining business is generally subject to risks and hazards, including quantity of production, quality of the ore, environmental hazards, industrial accidents, the encountering of unusual or unexpected geological formations, cave-ins, flooding, earthquakes and periodic interruptions due to inclement or hazardous weather conditions. These occurrences could result in damage to, or destruction of, our mineral properties or production facilities, personal injury or death, environmental damage, reduced production and delays in mining, asset write-downs, monetary losses and possible legal liability. We could incur significant costs that could adversely affect our results of operation. Insurance fully covering many environmental risks (including potential liability for pollution or other hazards as a result of disposal of waste products occurring from exploration and production) is not generally available to us or to other companies in the industry. What liability insurance we carry may not be adequate to cover any claim.

We May Subject To Significant Environmental And Other Governmental Regulations That Can Require Substantial Capital Expenditure, And Can Be Time-Consuming.

         We may be required to comply with various laws and regulations pertaining to exploration, development and the discharge of materials into the environment or otherwise relating to the protection of the environment in the countries that we operate, all of which can increase the costs and time required to attain operations. We may have to obtain exploration, development and environmental permits, licenses or approvals that may be required for our operations. There can be no assurance that we will be successful in obtaining, if required, a permit to commence exploration, development and operation, or that such permit can be obtained in a timely basis. If we are unsuccessful in obtaining the required permits it may adversely affect our ability to carry on business and cause you to lose part or all of your investment.

Mining Accidents Or Other Adverse Events At Our Property Could Reduce Our Production Levels.

         If and when we reach production it may fall below estimated levels as a result of mining accidents, cave-ins or flooding on the properties. In addition, production may be unexpectedly reduced if, during the course of mining, unfavorable ground conditions or seismic activity are encountered, ore grades are lower than expected, or the physical or metallurgical characteristics of the ore are less amenable to mining or processing than expected. The happening of these types of events would reduce our profitably or could cause us to cease operations which would cause you to lose part or all of your investment.

         The acquisition of diamond mineral properties is subject to substantial competition. If we must pursue alternative properties, companies with greater financial resources, larger staffs, more experience, and more equipment for exploration and development may be in a better position than us to compete for properties. We may have to undertake greater risks than more established companies in order to compete which could affect the value of your investment.

We May Lose Our Claims If We Do No Maintain A Minimum Level of Work On The
Claims

         We will be required to carry out a minimum level of work on each claim to maintain of our claims in good standing. If we cannot afford to carry out the work or pay the fees we could lose our interest in claims. The loss of some or all of our mineral claims would adversely affect the value of your investment.

We are substantially dependent upon AXIS Consultants To Carry Out Our Activities

         We are substantially dependent upon AXIS for our senior management, financial and accounting, corporate legal and other corporate headquarters functions. For example, each of our officers is employed by AXIS and, as such, is required by AXIS to devote substantial amounts of time to the business and affairs of the other shareholders of AXIS.

         Pursuant to a services agreement, AXIS provides us with office facilities, administrative personnel and services, management and geological staff and services. No fixed fee is set in the agreement and we are required to reimburse AXIS for any direct costs incurred by AXIS for us. In addition, we pay a proportion of AXIS indirect costs based on a measure of our utilization of the facilities and activities of AXIS plus a service fee of not more than 15% of the direct and indirect costs. To date, AXIS has not charged us a service fee but there can be no assurance that AXIS will not charge a fee in the future. This service agreement may be terminated by us or AXIS on 60 days' notice. See "Certain Relationships and Related Party Transactions."

         We are one of five affiliated companies of which three are Australian public companies listed on Australian Stock Exchange. Each of the companies has some common Directors, officers and shareholders. In addition, each of the companies is substantially dependent upon AXIS for its senior management and certain mining and exploration staff.

A number of arrangements and transactions have been entered into from time to time between such companies. Currently, there are no material arrangements or planned transactions between the Company and any of the other affiliated companies other than AXIS. However, it is possible we may enter into such transactions in the future which could present conflicts of interest.

Future Sales of Common Stock Could Depress The Price Of Our Common Stock

         Future sales of substantial amounts of common stock pursuant to this prospectus or Rule 144 under the Securities Act of 1933 or otherwise by certain stockholders could have a material adverse impact on the market price for the common stock at the time. As of the date of this prospectus, there are 157,289,825 shares of common stock outstanding, of which 156,414,345 shares of common stock are restricted securities. We are registering all the restricted securities in this prospectus which will be available for sale when this prospectus becomes effective. The remaining restricted securities will be available for sale pursuant to Rule 144 under the Securities Act. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one (1%) percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by Rule 144. In addition, Rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by stockholders pursuant to this prospectus or Rule 144 may have a depressive effect on the price of our common stock.

Our Common Stock Is Traded Over the Counter, Which May Deprive Stockholders Of The Full Value Of Their Shares

         Our common stock is quoted via the Over The Counter Bulletin Board (OTCBB). As such, our common stock may have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ. These factors may result in higher price volatility and less market liquidity for the common stock.

A Low Market Price May Severely Limit The Potential Market For Our Common Stock

         Our common stock is currently trading at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any equity security that has a market price of less than $5.00 per share, subject to certain exceptions (a "penny stock"). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

The Market Price Of Your Shares Will Be Volatile.

         The stock market price of gold mining exploration companies like us has been volatile. Securities markets may experience price and volume volatility.

The market price of our stock may experience wide fluctuations that could be unrelated to our financial and operating results. Such volatility or fluctuations could adversely affect your ability to sell your shares and the value you might receive for those shares.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. In addition, any proceeds that we receive from the exercise of options to the extent they are exercised for cash will be used for working capital and general corporate purposes.

                         DETERMINATION OF OFFERING PRICE

         The Offering Price is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), and is based on the average of the closing bid and asked prices for the Registrant's common stock as reported on the NASDAQ OTC Bulletin Board on July 30, 2007.

                                    DILUTION

         The net tangible book value of our Company as of March 31, 2007 was A$471,380 or A$0.003 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our Company, our net tangible book value will be unaffected by this offering.

                              SELLING STOCKHOLDERS

         The following table sets forth as of July 31, 2007, the number of shares of our common stock owned by each selling stockholder and the number of such shares included for sale in this prospectus, which in each case, except as set forth below, is equal to the number of shares owned by such person.

         Except as set forth below, the shares being offered by the selling stockholders were issued or are issuable upon exercise of securities that were issued in connection with one or more of the following transactions.

         1. Effective as of December 31, 2005, we issued two options for each share of common stock held, on a pro-rata basis, to all stockholders for no consideration. Each option can be exercised by the payment of US$0.111 per option. The options are not transferable or exercisable (except pursuant to a cashless exercise feature described in the next sentence) until the underlying shares have been registered. The options contain a cashless exercise provision and the holder, at its option, may exercise the option by surrender and cancellation of a portion of the shares of our common stock issuable upon the exercise of the options based on the then current market price of our common stock. If the holders of the options elected to exercise the options pursuant to this provision, we would not receive any proceeds from the exercise of these options (the "Option Offering"). The shares set forth below include shares that were issued upon a cashless exercise of certain options.

         2. On November 30, 2006, we issued 112,500 shares of common stock and 112,500 options, with an exercise price of US$0.111 per share, over shares of common stock to Pinchas T Althaus in connection with a settlement of a dispute.

         3. From September 19, 2006 to November 17, 2006, we entered into subscription agreements with a number of accredited investors pursuant to which we issued to those parties in a private placement transaction shares of common stock in Legend at an issue price of US$0.50 per share (the "September 2006 Offering").

         4. On December 31, 2006, we entered into a subscription agreement with an accredited investor pursuant to which we issued to that party in a private placement transaction shares of common stock and options on the basis of one option for every two shares subscribed for with no exercise price in Legend at an issue price of US$0.50 per share (the "December 2006 Offering").

         5. From February 19, 2007 to July 31, 2007, we entered into subscription agreements with a number of accredited investors pursuant to which we issued to those parties in a private placement transaction shares of common stock in Legend at an issue price of US$0.25 per share (the "2007 Offering").

         6. From July 19, 2006 to July 31, 2007, an affiliate of our principal stockholder sold shares of common stock in a private transaction to a number of accredited investors (the "Affiliate Offering").


                                                            Beneficial Ownership                             Beneficial Ownership
                                                             Prior to Offering                                  After Offering
                                                             -----------------                                  -------------
                                                               Percentage of                                        Percentage of
                                                                Outstanding          Shares                          Outstanding
Selling                                          Common           Common             Being             Common          Common
Stockholders                                      Stock            Stock*           Offered(a)         Stock           Stock
------------                                      -----                                -------         -----

Abraham D Minkowitz                                40,000          0.03                    40,000         -                    -
Active Properties Pty Ltd (e)                      45,000          0.03                    45,000         -                    -
Amerika Direct Finance LLC                         80,000          0.05                    80,000         -                    -
AND Holdings LLC (f)                              934,061          0.59                   934,061         -                    -
Ben Bloom                                          95,000          0.06                    95,000         -                    -
Benny Shabtai                                   3,375,000          2.15                 3,375,000         -                    -
Berkley Consultants Pty Ltd                     1,125,000          0.72                 1,125,000         -                    -
Brendan Hawes                                     125,000          0.08                   125,000         -                    -
C Victor Chevillion                                40,000          0.03                    40,000         -                    -
Camilla Jane Stokes                                18,000          0.01                    18,000         -                    -
Camp Gan Israel inc (h)                           240,000          0.15                   240,000         -                    -
Cathal Donal Clarke                                24,000          0.02                    24,000         -                    -
Chabad House of Caulfield Pty Ltd (b)          19,901,250          12.7                19,901,250         -                    -
Christina Francis Wardle and Andrew James          13,500          0.01                    13,500         -                    -
Wardle
Christina Hawes-Mohr                              800,000          0.51                   800,000         -                    -
CMS Capital (i)                                   900,000          0.57                   900,000         -                    -
David and Rina Likht                              146,250          0.09                   146,250         -                    -
David B Katzin MD PHD                             144,000          0.09                   144,000         -                    -
David Childs and Bianca Power                      33,881          0.02                    33,881         -                    -
David Schwartz                                  1,000,000          0.64                 1,000,000         -                    -
Davoon Pty Ltd (j)                                977,863          0.62                   977,863         -                    -
Denis O'Brien                                     800,000          0.51                   800,000         -                    -
Dianne Elizabeth Reid                              90,000          0.06                    90,000         -                    -
Donald William Beileiter                           90,000          0.06                    90,000         -                    -
Dov Junik                                         100,000          0.06                   100,000         -                    -
Dovie Sperlin                                     100,000          0.06                   100,000         -                    -
Elmenson Pty Ltd (k)                              225,000          0.14                   225,000         -                    -
Emily Sarah Stokes                                 18,000          0.01                    18,000         -                    -
Esther Gutnick                                     86,535          0.06                    86,535         -                    -
Esther Horn                                        90,000          0.06                    90,000         -                    -
Fredrick J Todd                                 6,400,000          4.07                 6,400,000         -                    -
GARF Pty Ltd (l)                                  482,480          0.31                   482,480         -                    -
George T Hawes                                  5,000,000          3.18                 5,000,000         -                    -
Gijsbert Johannes Groenewegen                     100,000          0.06                   100,000         -                    -
Gold Arrow Global Mining Fund (m)                 400,000          0.25                   400,000         -                    -
Harbor Business Group LLC (n)                   1,841,000          1.17                 1,841,000         -                    -
Helping Hand in Hand (o)                          450,000          0.29                   450,000         -                    -

Howard Moser                                      400,000          0.25                   400,000         -                    -
Hui Wu                                            200,000          0.13                   200,000         -                    -
Ian Hawes                                         125,000          0.08                   125,000         -                    -
J and N Invest LLC (p)                          1,360,000          0.86                 1,360,000         -                    -
Jacob Shallman                                    121,200          0.08                   121,200         -                    -
James William Beileiter                             1,350          0.00                     1,350         -                    -
Jared Thomas Beileiter                                900          0.00                       900         -                    -
Jeff Broude & Adele Broude as trustees for the    158,000          0.10                   158,000         -                    -
Broude Superannuation Fund (q)
Jeremy John Beileiter                                 900          0.00                       900         -                    -
Jeremy M Minkowitz                                 40,000          0.03                    40,000         -                    -
John Douglas Thompson and Sarah Jane Thompson     337,500          0.21                   337,500         -                    -
John Gregory Stokes                               135,000          0.09                   135,000         -                    -
John Hugh McDonnell                               100,000          0.06                   100,000         -                    -
John Wakefield Jennings (Crover Family A/C) (r)    90,000          0.06                    90,000         -                    -
Jonathon & Faygie Herzog                          940,500          0.60                   940,500         -                    -
Jonathon Herzog custodian for Aryeh Herzog (s)     18,000          0.01                    18,000         -                    -
Jonathon Herzog custodian for Chaya Herzog (t)     18,000          0.01                    18,000         -                    -
Jonathon Herzog custodian for Chayla Herzog (u)    18,000          0.01                    18,000         -                    -
Jonathon Herzog custodian for Sarah Herzog (v)     18,000          0.01                    18,000         -                    -
Joseph Davidsohn                                1,125,000          0.72                 1,125,000         -                    -
Joseph Katz                                        90,000          0.06                    90,000         -                    -
Joshua Greisman                                   100,000          0.06                   100,000         -                    -
Joshua Weinberg                                   200,000          0.13                   200,000         -                    -
Ken Rosewall                                      257,480          0.16                   257,480         -                    -
Kevin Ernst                                       100,000          0.06                   100,000         -                    -
Kieran Phillips                                   200,000          0.13                   200,000         -                    -
Kongari Asset Management Pty Ltd (w)            2,250,000          1.43                 2,250,000         -                    -
Kraka Pty Ltd (Super Fund A/C) (x)                 22,500          0.01                    22,500         -                    -
Laurence Barry Jacobs                             310,000          0.20                   310,000         -                    -
LC Asia Limited (y)                               225,000          0.14                   225,000         -                    -
Louis C Robin                                     300,000          0.19                   300,000         -                    -
Luba Bloom                                          5,000          0.06                    95,000         -                    -
Marc Jacobowitz                                    80,000          0.05                    80,000         -                    -
Martin Daskal                                   2,000,000          1.27                 2,000,000         -                    -
Max & Asia New                                    836,000          0.53                   836,000         -                    -
Maxine Joan McDowell                               22,500          0.01                    22,500         -                    -
Menachem Gansburg                                 200,000          0.13                   200,000         -                    -
Michelle A Minkowitz                               40,000          0.03                    40,000         -                    -
Miguel Poyastro                                 2,250,000          1.43                 2,250,000         -                    -
Mike Ford and Theresa Perez                         4,500          0.00                     4,500         -                    -
Miriam A  Minkowitz                                40,000          0.03                    40,000         -                    -
Mitchell Reichman                                 225,000          0.14                   225,000         -                    -
Moshe D Gutnick                                    86,535          0.06                    86,535         -                    -
Musgrave Investments Limited (z)                  100,000          0.06                   100,000         -                    -
Naftoli Weber                                     240,000          0.15                   240,000         -                    -
Nicholas James Stokes                              18,000          0.01                    18,000         -                    -
Norman Bender                                      67,500          0.04                    67,500         -                    -
Perspective Holdings Pty Ltd (aa)                  67,500          0.04                    67,500         -                    -
Peter Moroney Tracker
Network Super Account (bb)                         85,895          0.05                    85,895         -                    -

Pini Althaus                                      225,000          0.14                   225,000         -                    -

President Street Fund LP (cc)                     200,000          0.13                   200,000         -                    -
Rachel H Minkowitz                                 40,000          0.03                    40,000         -                    -
Renika Pty Ltd (d)                             63,775,476          40.6                63,775,476         -                    -
Riccalo Pty Ltd (ee)                            1,225,000          0.78                 1,225,000         -                    -
Richard Mohr                                      200,000          0.13                   200,000         -                    -
RK Legend LLC (ff)                             11,137,624          7.08                11,137,624         -                    -
Rodney Jensen Superannuation Fund (gg)             45,000          0.03                    45,000         -                    -
Roger Conan                                       300,000          0.19                   300,000         -                    -
Rudy Tomat                                         54,000          0.03                    54,000         -                    -
Ruvi New                                           70,000          0.04                    70,000         -                    -
Samuel Kopfstein                                  140,000          0.09                   140,000         -                    -
Samuel Levitin                                    100,000          0.06                   100,000         -                    -
Sean Francis Coleman and Sarah Leanne Coleman       4,500          0.00                     4,500         -                    -
Shannon Theresa Corbett and Peter Raymond           6,804          0.00                     6,804         -                    -
Corbett
Sharon & Gerald Minkowitz                         800,000          0.51                   800,000         -                    -
Shedco Pty Ltd (hh)                               450,000          0.29                   450,000         -                    -
Shimmie Horn                                       90,000          0.06                    90,000         -                    -
Shmaya Krinsky                                    645,551          0.41                   645,551         -                    -
Simon Jacobson                                    960,000          0.61                   960,000         -                    -
Solomon Perlstein                                 500,000          0.32                   500,000         -                    -
Steven Gryczman and Susan Gryczman as Co
Trustees of the Gryczman Living Trust dated       450,000          0.29                   450,000         -                    -
March 30, 1990 (ii)
Tamir Shemesh                                     400,000          0.25                   400,000         -                    -
The Harlo Trust (jj)                              171,270          0.11                   171,270         -                    -
Tiferet Services LLC  kk)                         729,000          0.46                   729,000         -                    -
UTA Mesivta of Kiryas Joel (ll)                 1,000,000          0.64                 1,000,000         -                    -
Vicki Ann Fenwick                                   9,000          0.01                     9,000         -                    -
Victoria Louise Thompson                           45,000          0.03                    45,000         -                    -
Victoria Thompson and Carmel Thompson              33,750          0.02                    33,750         -                    -
Wabana Holdings Pty Ltd (mm)                      450,000          0.29                   450,000         -                    -
Wade Newton Black                                  40,000          0.03                    40,000         -                    -
Wendell YM Lew Rev. Living Trust (nn)           3,100,000          1.97                 3,100,000         -                    -
William Bernstein MD                              100,000          0.06                   100,000         -                    -
William Lupien                                  2,000,000          1.27                 2,000,000         -                    -
William Matlock                                 2,080,000          1.32                 2,080,000         -                    -
Yehuda Zarchi                                      82,590          0.05                    82,590         -                    -
Yonit and Boruch Duchman, Tenants in Entities   2,340,000          1.49                 2,340,000         -                    -
(oo)
Yosef Samuels                                      80,000          0.05                    80,000         -                    -
Yossi Duchman                                     203,200          0.13                   203,200         -                    -
Yossi New                                          80,000          0.05                    80,000         -                    -

------------------
* Based upon 157,289,825 shares outstanding at July 31, 2007.

(a) Where applicable, the share amounts give effect to two bonus issues of shares on the basis of one new share for every two shares issued with a record date of November 17, 2006 and December 31, 2006, respectively. The Company has accounted for these two bonus issues as a stock split.
(b) Chabad House of Caulfield Pty Ltd. ("Chabad House"), is a private corporation that is the trustee of the Heichal Menachem Community Centre Fund, a charitable organization. Joseph Gutnick and Stera Gutnick are directors of Chabad House but disclaim any beneficial interest in the shares of common stock owned by Chabad House.
(c) Includes shares issued as a consulting fee in June and July 2007 in connection with a private placement offering.

(d) Joseph Gutnick and Stera Gutnick share voting and investment control over the shares of common stock owned by Renika by virtue of their positions as officers, directors and stockholders of Renika.
(e) Peter Anderson has share voting and investment control over the shares of common stock owned by Active Properties Pty Ltd.

     (f) Samuel Hecht has share voting and investment control over the shares of common stock owned by AND Holdings LLC.

     (g) Mark Kerr has share voting and investment control over the shares of common stock owned by Berkley Consultants Pty Ltd.

(h) Joseph Futerfas has share voting and investment control over the shares of common stock owned by Camp Gan Israel Inc.

(i) Howard Weiss has share voting and investment control over the shares of common stock owned by CMS Capital.

(j) Peter Lefkovic has share voting and investment control over the shares of common stock owned by Davoon Pty Ltd.

(k) Peter Schwarcz has share voting and investment control over the shares of common stock owned by Elmenson Pty Ltd.

(l) Glenn Rosewall has share voting and investment control over the shares of common stock owned by GARF Pty Ltd.

(m) Kjeld Thygesen has share voting and investment control over the shares of common stock owned by Gold Arrow Global Mining Fund.

(n) Levi Banash has share voting and investment control over the shares of common stock owned by Harbor Business Group LLC.

(o) Shlomo Zarchi has share voting and investment control over the shares of common stock owned by Helping Hand in Hand.

(p) Jeffrey Rubin has share voting and investment control over the shares of common stock owned by J & N Invest LLC.

(q)  Jeff Broude and Adele Broude have share voting and investment  control over
     the  shares  of  common   stock  as  they  are   trustees  for  the  Broude
     Superannuation Fund..

(r) John Wakefield Jennings has share voting and investment control over the shares of common stock as he is trustee for the Crover Family Account.

(s) Jonathon Herzog has share voting and investment control over the shares of common stock as he is custodian for Aryeh Herzog.

(t) Jonathon Herzog has share voting and investment control over the shares of common stock as he is custodian for Chaya Herzog.

(u) Jonathon Herzog has share voting and investment control over the shares of common stock as he is custodian for Chayla Herzog.


(v) Jonathon Herzog has share voting and investment control over the shares of common stock as he is custodian for Sarah Herzog.

(w) Albert Dadon has share voting and investment control over the shares of common stock owned by Kongari Asset Management Pty Ltd.

(x) Stan Karantonis has share voting and investment control over the shares of common stock owned by Kraka Pty Ltd (Super Fund Account).

(y) Dominic Sum has share voting and investment control over the shares of common stock owned by LC Asia Limited.

(z) Peter Grut has share voting and investment control over the shares of common stock owned by Musgrave Investments Pty Ltd.

(aa) Alfred Likht has share voting and investment control over the shares of common stock owned by Perspective Holdings Pty Ltd.

(bb) Peter Moroney has share voting and investment control over the shares of common stock owned by Tracker Network Super Fund.

(cc) Francis L Mlynarczyk Jr has share voting and investment control over the shares of common stock owned by President Street Fund LP.

(ee) Henry Herzog has share voting and investment control over the shares of common stock owned by Riccalo Pty Ltd.

(ff) Steven Rosenfeld has share voting and investment control over the shares of common stock owned by RK Legend LLC.

(gg) Rodney Jensen has share voting and investment control over the shares of common stock owned by Rodney Jensen Superannuation Fund.

(hh) David Ah Chee has share voting and investment control over the shares of common stock owned by Shedco Pty Ltd.

(ii) Steven Gryczman and Susan Gryczman have share voting and investment control over the shares of common stock as they are co-trustees of the Gryczman Living Trust dated March 30, 1990.

(jj) Harry Luchtenstein has share voting and investment control over the shares of common stock owned by The Harlo Trust.

(kk) Louis Rubin has share voting and investment control over the shares of common stock owned by Tiferet Services LLC.

(ll) Akiva Klein has share voting and investment control over the shares of common stock owned by UTA Mesivta of Kiryas Joel.

(mm) Geoff Young has share voting and investment control over the shares of common stock owned by Wabana Holdings Pty Ltd.

(nn) Wendell YM Lew has share voting and investment control over the shares of common stock owned by Wendell YM Lew Rev. Living Trust.

(oo) Yonit and Boruch Duchman have share voting and investment control over the shares of common stock owned by Yonit and Boruch Duchman, Tenants in Entities.


                              PLAN OF DISTRIBUTION

General

         The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     |X|  ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     |X| block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     |X|  purchase  by  a   broker-dealer   as  principal   and  resale  by  the
          broker-dealer for its account;

     |X|  an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     |X|  privately negotiated transactions;

     |X|  short sales;

     |X| broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

     |X|  a combination of any such methods of sale; and

     |X|  any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities, and may sell or deliver shares in connection with these trades. The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses (excluding selling expenses) incident to the registration of the shares being registered herein.

         Blue Sky Laws. Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         Costs of Registration. We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately US$27,548. The offering expenses consist of: a SEC registration fee of US$7,548, accounting fees of US$5,000, legal fees of US$10,000 and miscellaneous expenses of US$5,000.

         Regulation M. The selling stockholders should be aware that the anti manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholder is distributing shares covered by this prospectus. The selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post- effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                                LEGAL PROCEEDINGS

         We are not a party to any pending legal proceeding or litigation and none of our property is the subject of a pending legal proceeding.

            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS

         The following table sets out certain information concerning the Company's officers and directors.

Name                   Age      Position(s) Held

Joseph Gutnick         55       Chairman of the Board
                                President, Chief Executive Officer and Director.

David Tyrwhitt         68       Director.

Peter Lee              49       Secretary, Chief Financial Officer and Principal
                                Accounting Officer.

Joseph Gutnick

         Mr. Gutnick has been Chairman of the Board, President and Chief Executive Officer since November 2004 and has been Chairman of the Board, President and Chief Executive Officer of Golden River Resources Corp, a Delaware corporation (GORV.OB) since March 1988. He has been a Director of numerous public listed companies in Australia specialising in the mining sector since 1980 and is currently a Director of Astro Diamond Mines N.L., Great Gold Mines N.L., and Quantum Resources Limited. Mr. Gutnick was previously Executive Chairman of Tahera Corporation, a company that is listed on Toronto Stock Exchange from May 2000 to October 2003 and has previously been a Director of the World Gold Council. He is a Fellow of the Australasian Institute of Mining & Metallurgy and the Australian Institute of Management and a Member of the Australian Institute of Company Directors.

David Tyrwhitt

         Dr Tyrwhitt was appointed a Director in March 2005. He is a geologist, holding a Bachelor of Science and PhD degrees and has 40 years experience in mineral exploration and management development and operation of gold mines in Australia. Dr Tyrwhitt has been a Director of numerous public listed companies in Australia in the mining industry and is currently a Director of Astro Diamond Mines N.L., Great Gold Mines N.L., and Quantum Resources Limited and has also been a Director of Golden River Resources Corp, a Delaware corporation (GORV.OB) since 1996.

Peter Lee

         Mr Lee has been Chief Financial Officer since March 2005 and Secretary since November 2004. He is a Director, Chief Financial Officer and Secretary of Golden River Resources Corp, a Delaware corporation (GORV.OB). Mr Lee is a Member of the Institute of Chartered Accountants in Australia, a Fellow of Chartered Secretaries Australia Ltd., a Member of the Australian Institute of Company Directors and holds a Bachelor of Business (Accounting) from Royal Melbourne Institute of Technology. He has over 25 years commercial experience and is currently General Manager Corporate and Company Secretary of several listed public companies in Australia.

Involvement on Certain Material Legal Proceedings During the Last Five Years

         No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations. No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities. No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

Board of Directors

         Our Certificate of Incorporation provides that there must be at least one Director of the Company. Our Board of Directors currently consists of two directors.

         Directors need not be stockholders of the Company or residents of the State of Delaware. Directors are elected for an annual term and generally hold office until the next Directors have been duly elected and qualified. Directors may receive compensation for their services as determined by the Board of Directors. A vacancy on the Board may be filled by the remaining Directors even though less than a quorum remains. A Director appointed to fill a vacancy remains a Director until his successor is elected by the Stockholders at the next annual meeting of Shareholder or until a special meeting is called to elect Directors.

         The executive officers of the Company are appointed by the Board of Directors. There are no family relationships between any Directors or executive officers of the Company.

         Our Board of Directors consists of two members, of whom one has been, and continues to be, independent under applicable regulations. During fiscal 2006, our Board of Directors met two times. The Board of Directors also uses resolutions in writing to deal with certain matters and during fiscal 2006, one resolution in writing were signed by all Directors.

         The Company encourages all Directors to attend the Annual Meeting of stockholders, either in person or by telephone and all of the Directors attended the 2006 Annual Meeting.

Nominating Committee

         We do not have a nominating committee. Historically our entire Board has selected nominees for election as directors.

The Board believes this process has worked well thus far particularly since it has been the Board's practice to require unanimity of Board members with respect to the selection of director nominees. In determining whether to elect a director or to nominate any person for election by our stockholders, the Board assesses the appropriate size of the Board of Directors, consistent with our bylaws, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates to fill each vacancy. Candidates may come to the attention of the Board through a variety of sources, including from current members of the Board, stockholders, or other persons. The Board of Directors has not yet had the occasion to, but will, consider properly submitted proposed nominations by stockholders who are not directors, officers, or employees of Legend on the same basis as candidates proposed by any other person.

Audit and Compensation Committees

         We do not have an Audit Committee or a Compensation Committee as we only have two Directors, only one of whom (Dr. Tyrwhitt) may be deemed to be independent. However, Dr Tyrwhitt liaises directly with the auditors on matters normally dealt with by an Audit Committee. It is the opinion of the Board of Directors that Mr. Tyrwhitt is an independent director as defined in Rule 10A-3 of the Securities Exchange Act of 1934. In addition, the Board believes that Mr. Tyrwhitt would meet the director independence requirements of the Nasdaq Stock Market if we were listed on such Market. Our Board does not include a "financial expert" as defined in Item 401(e) of Regulation S-B. The Company only has one independent Director and this Director does not have a finance background.

         Executive and Director compensation matters are determined by the entire Board of Directors.

Code of Ethics

         We have adopted a Code of Conduct and Ethics and it applies to all Directors, Officers and employees. A copy of the Code of Conduct and Ethics will be posted on our website and we will provide a copy to any person without charge. If you require a copy, you will be able to download it from our website at www.lgdi.net or alternatively, contact us by facsimile or email and we will send you a copy.

Stockholder Communications with the Board

         Stockholders who wish to communicate with the Board of Directors should send their communications to the Chairman of the Board at the address listed below. The Chairman of the Board is responsible for forwarding communications to the appropriate Board members.

Mr. Joseph Gutnick
Legend International Holdings, Inc.
PO Box 6315 St Kilda Road
Central Melbourne, Victoria 8008 Australia

Section 16(a) Beneficial Ownership Reporting Compliance

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934, our Directors, executive officers and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission concerning their ownership of and transactions in our Common Stock and are also required to provide to us copies of such reports. Based solely on such reports and related information furnished to us, we believe that in fiscal 2006 all such filing requirements were complied with in a timely manner by all Directors and executive officers and 10% stockholders, except that Mr. Gutnick and Renika Pty Ltd. filed three Form 4's in connection with the sale of stock and Mr. Gutnick filed one Form 4 with respect to the receipt of options, after the respective due dates of such forms.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
                          RELATED STOCKHOLDER MATTERS.

         The following table sets out, to the best of our knowledge, the numbers of shares in us beneficially owned as at July 31, 2007 by:

(i)      each of our present Executive Officers and Directors,

(ii) each person (including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act) who beneficially owns more than 5% of our Common Stock, and

(iii)    all of our present Directors and officers as a group.

Title of Class   Name                   Number of Shares Owned            Percentage of
                                                                          Shares (1)

Shares of        Joseph and Stera      84,426,726       (2)(3)(4)(5)      53.42
Common Stock     Gutnick *

Shares of        David Tyrwhitt *
Common Stock                                    -                          -

Shares of        Peter Lee *                                               **
Common Stock                              525,000                (6)
                                     --------------------------------------------------
                 All officers and
                 Directors             84,951,726                         53.57
                 As a Group
                                     --------------------------------------------------


* unless otherwise indicated, the address for each person is C/- Legend International Holdings, Inc., Level 8, 580 St Kilda Road, Melbourne, Victoria 3004, Australia. ** less than 1%

(1)  Based on 157,289,825 shares outstanding as of July 31, 2007.

(2) Includes 63,775,476 shares of Common Stock owned by Renika Pty. Ltd., of which Mr Joseph Gutnick, Stera M. Gutnick and members of their family are officers, Directors and principal stockholders.

(3) Includes 750,000 shares issuable to Mr Joseph Gutnick upon exercise of stock options of which vest on September 19, 2007. Mr Gutnick holds a further 750,000 options which vest on September 19, 2008 and 750,000 options which vest on September 19, 2009.

(4)  Joseph Gutnick and Stera Gutnick are husband and wife.

(5) Includes 19,901,250 shares of common stock owned by Chabad House of Caulfield Pty Ltd. ("Chabad House"), a private corporation that is the trustee of the Heichal Menachem Community Centre Fund, a charitable organization. Joseph Gutnick and Stera Gutnick are directors of Chabad House but disclaim any beneficial interest in the shares of common stock owned by Chabad House.

(6) Includes 525,000 shares issuable to Mr Peter Lee upon exercise of stock options of which vest on September 19, 2007. Mr Lee holds a further 525,000 options which vest on September 19, 2008 and 525,000 options which vest on September 19, 2009.

Transfer Agent

     The transfer agent and registrar for the Company's common stock is Holladay Stock Transfer, Inc. of 2939 N. 67th Place, Scottsdale, Arizona 85251.

                            DESCRIPTION OF SECURITIES

         The following description of our common stock is a summary of the material terms of our common stock. This summary is subject to and qualified in its entirety by our Certificate of Incorporation as amended, our Bylaws and by the applicable provisions of the State of Delaware law.

         Our authorized capital stock consists of 20,000,000 shares of preferred stock and 200,000,000 shares of common stock having a par value of $0.001 per share, of which 157,289,825 shares were issued and outstanding as of July 31, 2007.

         There is no cumulative voting for the election of directors. There are no preemptive rights to purchase shares. The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to shareholders after payment of all creditors. All of our issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that our unissued shares of common stock are subsequently issued, the relative interests of existing shareholders may be diluted.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT

         The Delaware Business Corporation Act and our by-laws, provide that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding. However, the statutory indemnity does not apply to: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS

         Not Applicable

                             DESCRIPTION OF BUSINESS

         The Company has never generated any significant revenues from operations and is still considered an exploration stage company. The Company was initially formed to engage in the business of selling compatible inkjet cartridges and refill kits on the Internet for the consumer printer market. In March 2003, management of the Company decided to engage in the business of building and acquiring controlling or other interests in one or more companies engaged in the contract sales and distribution of specialty medical products, and raise additional capital for this purpose. Neither business was successful and operations of both were eventually discontinued. During fiscal 2004, management of the Company developed a plan of operations to acquire income-producing real property. The Company did not acquire any properties pursuant to such plan.

         Following the change of management in November 2004, the Company developed a new plan of operations, which was to engage in mineral exploration and development activities. Legend's business plan calls for the identification of mineral properties, in South America and other parts of the world, where it can obtain secure title to exploration, development and mining interests. Our preference is to identify large gold deposits with low operating costs. We are prepared to consider the exploration, development and mining of profitable base metal interests. At the beginning of 2006, Legend expanded its areas of interest to include diamond exploration activities which are discussed below.

Acquisition of Diamond Mining Tenements

         Effective as of March 3, 2006, Legend entered into a Contract for the Sale of Mining Tenements ("Contract") with Astro Diamond Mines N.L. ("Astro") an Australian company pursuant to which the Company acquired certain diamond mining tenements in Northern Australia from Astro. The consideration payable by Legend to Astro was Australian dollars $1.5 million and Legend was also required to pay to Astro any costs incurred on the tenements after February 1, 2006. Astro provided commercial warranties which are usual for a transaction of this nature in favour of Legend. Under Australian law, Astro was required to provide an independent experts report to shareholders for this transaction. In order to prepare the independent experts report, a mineral valuation was prepared on behalf of Astro which indicated that the preferred value for the tenements that are the subject of the transaction was A$1.5 million. This formed the basis of the consideration agreed by the parties. The President and Chief Executive Officer of the Company, Mr. J. I. Gutnick, is Chairman and Managing Director of Astro and Dr DS Tyrwhitt, an independent Director of the Company is also a Director of Astro. The tenements are located in the Northern Territory of Australia and are prospective for diamonds.

Exploration History and Forward Work Program

         Legend controls 16,854 square kilometers of diamond prospective tenements adjacent to the Gulf of Carpentaria in the Northern Territory of Australia. The rocks underlying this area belong to the Northern Australian Craton which forms an arc across the north of Australia hosting the Merlin, Argyle and Ellendale diamond fields.

         Legend's diamond mining tenements are divided into five project areas

     o    Abner Range
     o    Glyde River
     o    Foelsche
     o    Cox
     o    Selby

         The Company has significant tenement positions in the Glyde River, Abner Range, Foelsche, Cox and Selby areas with excellent kimberlite indicator mineral and diamond occurrences adjacent to known pipe occurrences at Merlin and Abner. Widespread macrodiamonds, microdiamonds and diamond indicator minerals throughout this region indicate the potential for many possible diamond fields.

         The Company's main focus is within the McArthur Basin which hosts the Merlin kimberlite pipes and the recently discovered Abner Range kimberlite pipes.

Abner Range

         Airborne Electro-Magnetic ("EM"), magnetic and gravity surveys flown in late 2006 have identified numerous anomalies on the Abner Range Plateau, which hosts the diamondiferous Abner Range Kimberlite, less than 10km to the north. An unabraded 2mm macro-diamond recovered during 2006 in the headwaters of a stream within the Abner Range project is surrounded by numerous EM, magnetic and gravity anomalies, all of which will be drilled in the Company's current, ongoing diamond core and reverse circulation drilling program.

Glyde Project

         The Company owns the Glyde River exploration license immediately south of the Merlin Diamond Mine held by North Australian Diamonds Limited, an unrelated party. An airborne geophysical program flown in late 2006 has located many targets for drilling. Stream and loam sampling in late 2006 has revealed numerous kimberlitic chromites adjacent to geophysical targets. A brief drilling program was undertaken in December 2006, however many geophysical and geological targets remain to be drill tested in the coming dry season (April-November
2007).

         The Glyde River is host to alluvial gravels sourced from numerous diamond bearing catchments including the entire Merlin diamond field. Over 40 kilometers strike of the alluvial gravels occur within Legend's Glyde River tenements. Previous bulk sampling south of the Glyde River tenement returned 21 diamonds for 3.15 carats in one location (on a third party tenement) and 15 diamonds for 4.78 carats (on the Company's tenement) in a second location, and a third bulk sample along the tenement boundary returned 75 diamonds for 5.3 carats (on the Company's tenement). The tenement covering the Glyde River to the north will be examined for alluvial diamonds and additional targets will be further assessed and tested in 2007.

Foelsche and Selby Projects

         The Foelsche and Selby Project tenements immediately to the east of the Merlin Diamond Mine contain abundant trains of kimberlite indicator minerals in streams draining the area. The area is bound by regional scale faults uplifting basement rocks against younger sandstones. In 2005, selected areas were flown with airborne EM/magnetics by Astro. Priority anomalies were followed up with ground gravity surveys in 2006. A number of targets were drilled, however the source of the geophysical anomalies was attributed to Cretaceous/Tertiary infill sequences within depressions in the Proterozoic sandstone bedrock. Similar infill sequences typically occur over kimberlites within the region and the discrimination of infill sequences over sandstone from infill sequences over kimberlite presents an exploration challenge. Nevertheless, geophysical techniques remain an integral component of effective exploration within the McArthur Basin.

         The prospectivity of the Foelsche and Selby regions remains high, with many exploration targets not yet explored. The Foelsche region in particular has numerous Kimberlite Indicator Mineral (KIM) trains which require further follow-up and re-appraisal of airborne EM/magnetics. Further targets will be drilled and aeromagnetic surveys are planned for the project areas.

Cox Project

         At Cox, numerous structural and KIM targets will be covered with EM and magnetic surveys in 2007. Further follow up drill programs are also planned for 2007.

Geological History and Kimberlite Occurrence in the McArthur River Basin.

         The North Australian Craton is one of two principal tectonic domains in the Northern Territory. The dominant tectonic episode for formation of the Craton, reworking the Archaean basement, was the Barramundi Orogeny at 1865-1850Ma. Outcrops of the older deformed and metamorphosed, Palaeo-proterozoic rocks are surrounded by younger basins. The McArthur Group is the principal element of the North Australian Craton cover and is predominately composed of mildly deformed and unmetamorphosed Meso-proterozoic (1800-570Ma) dolomitic carbonate, evaporates and sediments. The McArthur River Basin extends over an area of 180,000 square kilometers and its sediments host a number of base metal occurrences, including the McArthur Lead-Zinc-Silver shale-hosted deposit; strata-bound, disseminated Lead-Zinc deposits; the Redbank Copper deposits as well as Cobalt, Uranium and Iron.

         The Basin is covered by Cambrian Bukalara sandstone, up to100 metres thick, and Cambrian flood basalts in the south. Younger, widespread Cretaceous sedimentation covers the region but much has been removed through erosion. One remnant of Cretaceous sediment is host to the Merlin field which represents the youngest volcanic event in the region. The major structural feature in the McArthur Basin is the Batten Trough or Batten Fault Zone, a north north west trending zone of extensive faulting, approximately 70 kilometres wide. The Trough is bound on the west by the Emu Fault. The associated Mallapunyah and Calvert faults are approximately 50 kilometres apart and also trend north west.

         Legend's land holdings are located on the eastern side of the Batten Trough, comprised of Meso-Proterozoic rocks of the McArthur Group, unconformably overlain in the south east by the Cambrian Bukalara Sandstone and containing small regions of Cretaceous sediments. The presence of microdiamonds across the North Australian Craton defies geological boundaries, extending right across its heart. This wide distribution may be due to recycling of the microdiamonds through the Cretaceous by fluvial processes. An element of high-level fracture control is now evidenced by the Merlin deposits. Since the discovery of the Merlin field, diamond exploration approaches have shifted from Proterozoic mobile belts with little consideration of regional geology, to incorporate the range of fracture zones in the North Australian Craton. The North Australian Craton is extensively underlain by Archaean basement and deep lithospheric, cratonic rocks may be tapped by younger kimberlites as they intrude into these fractures. The Merlin kimberlites are certainly younger than their Cambrian sandstone host, yet older than their Cretaceous cover. Due to the presence of the overlying Cretaceous cover, kimberlite surface expression can be minimal, despite occasional concentric fracturing.

History of Diamond Exploration in the North Australian Craton.

         There are a number of key, global companies currently interested in the Northern Territory, including Rio Tinto, DeBeers, BHP Billiton, Legend, Elkedra, Tawana and Flinders. In the late 1960's, Stockdale (now DeBeers) was the primary explorer in the McArthur River Basin, predominately looking for diamonds. In 1976, the Ashton Exploration Joint Venture formed between Ashton, CRA and others, resulting in the discovery of the diamond-bearing Ellendale olivine-lamproite pipes that same year and, in 1978, the Argyle olivine-lamproite pipes (1179 Ma). Subsequent exploration into the early 1980's was heavily influenced by the nature of these two deposits which lay within the King Leopold Mobile Zone, a Proterozoic mobile belt, similar in depositional style to South African models.

         In the early 1980's, Stockdale re-entered the Northern Territory. CRA Exploration (CRAE, now Rio Tinto) separated from the Australian Diamond Exploration Joint Venture (ADEJV) and discovered E.Mu Pipes. E.Mu 1 and 2 are breccia pipes infilled with micaceous peridotite, similar to kimberlite but are different in their composition, age and emplacement style to those of Ellendale and Argyle, broadening the approach of and possibilities for exploration in the region. Also in 1983, the ADEJV discovered the Coanjula microdiamond field, a region rich in alluvial microdiamonds. Pipes found in the area are considered barren for diamonds, yet micro-diamond bearing lenses exist within the local sediment. The origin of this diamondiferous anomaly is still largely unexplained.

         In 1988, Stockdale found the Packsaddle and Blackjack kimberlite dykes. These two thin dykes yield abundant garnet and microdiamonds. In 1992 Stockdale followed the occurrence of alluvial chrome-spinel and microdiamonds to the discovery of the Timber Creek Kimberlites (1462 Ma), five individual pipes in the Victoria Basin which yield small, colored diamonds. In 1985 CRAE had relinquished the tenements in the E.Mu area. Following an assessment of the Open File Reports showing 27 `unexplained' chromite grains, Biddlecome claimed these tenements and passed them to ADJEV. Fractures in barren sandstone contained breccias rich in chromites and macrodiamonds. These were traced to a flat depression in the sandstone which was drilled and the "Excaliber" kimberlite was encountered at 26 metres. This led to the subsequent discovery of the Merlin field (340Ma) of 14 kimberlites which now include the E.Mu pipes.

         The pipes in the Merlin field are located on the eastern shoulder of the Battern Trough, 6 kilometres east of the Emu Fault and on the projected trace of the Calvert fault. They have intruded the Cambrian Bukalara sandstone. They spread over a 10-15 kilometre area, are only 40-60 metres in diameter and were emplaced around the time of the Alice Springs Orogeny. The largest pipe is E.Mu 1 which is 4.5 ha in diameter and has up to 42 metres of Cretaceous sediment at its surface.

         The Calvert Hills region is a collection of Legend's tenements to the east of Merlin, in the extension of the Halls Creek Orogen into the Northern Territory. The Calvert Hills Project area has recently been divided into the Abner Range and Foelsche prospects. The Abner Range kimberlite is also a breccia pipe and is considered a part of the Merlin diamondiferous intrusive field. Past indicator mineral sampling by Ashton and Rio Tinto has recovered macrodiamonds, microdiamonds and chromite indicator minerals with no primary source yet determined.

         The Glyde River alluvial diamond project lies in the Batten Trough, just south of the Merlin diamond field. There are at least two diamond fields shedding diamonds into tributaries of the Glyde River and, as such, it is targeted as a potential economic source of alluvial diamonds. The Legend tenement is north of the HYC Pyritic Shale base metal prospect and this Member has been intersected in several drill holes. CRAE has explored the tenement area for kimberlite. Ashton collected two bulk samples from separate drainages and had positive diamond responses. Helicopter magnetics and EM covered the northern part of the tenement as part of Rio Tinto's exploration around the Merlin pipe field.

         Legend's Cox Project is located on the north western part of the Bauhinia Downs. In the 1980's indicator mineral sampling by Ashton and Rio Tinto recovered numerous microdiamonds and three macrodiamonds. Magnetic anomolies and some chromite indicator minerals were found, but follow-up by these companies was unsuccessful and a primary source is yet to be found.

Uranium Exploration

         A review of open file reports documenting past exploration on the Company's tenements, in particular at Selby on EL22251, which has an area of 1,644 square kilometres, has ascertained the existence of highly radioactive phosphates at the surface. The "large number of uranium-dominant anomalies" have been documented in past exploration by Argold Holdings (1992) and Arnhem Land Mining (1981-1983). Two large outcrops are of note, each with a strike length of more than 800 meters and over 200 meters wide and are reported to be "significantly radioactive at 10 to 100 times the background ...uranium and copper are anomalous" (Argold, 1992). An average phosphate grade ranging from 6% to 34.2% has been returned from previous sampling. Uranium is a common by-product of marine phosphate deposits, accounting for a significant proportion of the world's uranium production and averaging grades of 6 to 120 parts per million ("ppm") uranium. The occurrences at Selby on EL22251 have returned past assay values ranging from 250 ppm to 532 ppm uranium (ALM, 1982).

         The deposits have potential for a wider regional occurrence on EL22251 at Selby. According to Argold in 1992, "The occurrences appear to be of syngenetic organic origin and can therefore be expected to occupy a specific stratigraphic facies within the Masterton, and show lateral continuity [within EL22251 at Selby]. The occurrences...give very strong indications of the enormous potential of the host unit which covers an area of several thousand square kilometers, to host commercial deposits. The occurrences have substantial commercial potential and further exploration work is warranted."

         In light of increased commodity prices, an investigation to resolve the specific extent and grades of these anomalies will be incorporated into the current drilling program, which is expected to include surface reconnaissance, reverse circulation drilling, further loam and stream sampling during the year. Uranium prices were at approximately US$15/lb in the 1980's, reduced in the early 1990's around the time of Argold's exploration of this area, and has recently reached US$100/lb. Phosphate prices are also substantially higher than at the time of this historical exploration.

         On May 14, 2007 we announced plans to spin off its uranium exploration interests to a new public company to be traded on the over the counter market in the USA. The Company intends to distribute to existing shareholders of the Company, as a dividend, shares in the new company, on a pro-rata basis to their holdings in Legend. A record date for the transaction will be announced. The shares of the new company will not be distributed to the shareholders of Legend until a registration statement covering such shares has been filed with and declared effective by the Securities and Exchange Commission. This communication does not constitute an offer of any securities for sale.

Listing of Tenements

Tenement                                 Project
Identification
Number

EL23116                                  Abner Range
EL23117                                  Abner Range
EL23118                                  Abner Range
EL23513                                  Abner Range
EL23514                                  Abner Range
EL23121                                  Glyde
EL22295                                  Cox
EL22296                                  Cox
EL22297                                  Cox
EL22298                                  Cox
EL22300                                  Cox
EL22302                                  Cox
EL23126                                  Cox
EL22244                                  Foelsche
EL22245                                  Foelsche
EL22351                                  Foelsche
EL23119                                  Foelsche
EL23510                                  Foelsche
EL23511                                  Foelsche
EL23512                                  Foelsche
EL23515                                  Foelsche
EL22246                                  Selby
EL22247                                  Selby
EL22251                                  Selby
EL22252                                  Selby

Access

         Access to the project areas is by commercial airline to Darwin, the capital of the Northern Territory. From Darwin, access can be road, a distance of approximately 950 kilometres or by air charter, approximately 2 hours flying time. The nearest major town is Borroloola which has limited accommodation and other facilities. Legend is currently setting up a base at Borroloola. Access from Borroloola to the drilling sites is normally via helicopter given the terrain. During the dry season (approximately April to November), access can be by four wheel drive vehicles over dirt roads however this is time consuming. Distances from Borroloola to field sites range between 90 and 150 kilometres.

Mineralisation

         No known mineral reserves are known on our land. Our previous and proposed programs are exploratory in nature.

Government Regulations

         The Company's exploration operations are subject to Australian federal and state laws and regulations governing the method of acquisition and ownership of mining rights, exploration, development, mining, production, taxes, labour standards, occupational health, mine safety, toxic substances other matters. Federal and state legislation also governs environmental management and native title issues. We are committed to complying and, to our knowledge, are in compliance with all governmental legislation and regulations.

Government Requirements for Maintenance of Licences

         To ensure that licences are kept in good standing the Company is required to pay the annual rent amount for each licence on its respective anniversary date. The amount due is dependent upon the size and age of the licence. The Company is also required to work the licences and meet the annual expenditure commitments. Annual exploration reports are also required for each licence. Failure to comply would place the licences at risk of cancellation and therefore forfeit the right to explore on that ground.

Native Title

         The rights and obligations of the Company with respect to native title obligations differ between licences depending upon the underlying ownership of the land. Crown land, namely pastoral lease land, falls under the Native Title Act while Aboriginal freehold land falls under the Aboriginal Land Rights Act (Northern Territory). All the granted licences held by the Company are on pastoral lease land. The Company is currently in negotiations with the local native title council working towards the grant of several more applications that are situated on aboriginal freehold land. Heritage surveys are contracted where necessary to ensure the protection of local registered and unregistered aboriginal heritage sites.

Employees

         The services of our Chief Executive Officer and Chief Financial Officer as well as clerical employees are provided to us on a part-time basis pursuant to a Service Agreement effective December 1, 2004 (the "Service Agreement") by and between AXIS Consultants Pty Limited and ourselves. AXIS also provides exploration staff to conduct our field work, office facilities, equipment, administration and clerical services to the Company pursuant to the Service Agreement. The Service Agreement may be terminated by written notice from the parties thereto.

Competition

         There is aggressive competition within the minerals industry to discover and acquire properties considered to have commercial potential. We compete for the opportunity to participate in promising exploration projects with other entities, many of which have greater resources than we do. In addition, we compete with others in efforts to obtain financing to explore and develop mineral properties.

                                     HISTORY

         Legend was incorporated in the State of Delaware on January 5, 2001 under the name Sundew International, Inc., to engage in the business of selling compatible inkjet cartridges and refill kits on the Internet.

         On March 13, 2003, Legend filed for an Amendment to its Certificate of Incorporation (the "Amendment") pursuant to which the name of Sundew International, Inc. was changed to "Legend International Holdings, Inc."

         In November 2004, Renika Pty Ltd, an Australian corporation ("Renika") acquired an 88% interest in Legend from William and Michael Tay (the "Tays"), the Tays resigned as Directors and Officers of Legend, Joseph Gutnick was appointed President, Chief Executive Officer and a Director and Peter Lee was appointed Secretary. The Tays also granted Renika an option to acquire an additional 578,240 shares of common stock that Renika exercised in 2005. Commencing in fiscal 2005, Legend has decided to focus its business on mineral exploration activities.

         Effective as of March 3, 2006, the Company entered into a Contract for the Sale of Mining Tenements ("Contract") with Astro Diamond Mines N.L. ("Astro") an Australian company pursuant to which the Company shall acquire certain diamond mining tenements in Northern Australia from Astro, which is described above.

         Legend is an exploration stage company. Legend has not been involved in any bankruptcy, receivership or similar proceeding. Legend has not been involved in any material reclassification, merger consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN
                                  OF OPERATION

General

         The following discussion and analysis of our financial condition and plan of operation should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this report. This report contains numerous forward-looking statements relating to our business. Such forward-looking statements are identified by the use of words such a s believes, intends, expects, hopes, may, should, plan, projected, contemplates, anticipates or similar words. Actual operating schedules, results of operations, ore grades and mineral deposit estimates and other projections and estimates could differ materially form those projected in the forward-looking statements.

         We are an exploration stage mining company. Our principal exploration target is for diamonds. We are in the initial stages of our exploration program and we have not yet identified any ore reserves. We have not generated any material revenues from operations.

Selected Financial Data

         Our selected financial data presented below for each of the years in the two-year period ended December 31, 2006, and the balance sheet data at December 31, 2006 has been derived from financial statements, which have been audited by PKF, Certified Public Accountants, a Professional Corporation. The selected financial data should be read in conjunction with our financial statements for each of the years in the two year period ended December 31, 2006 and Notes thereto, which are included elsewhere in this Annual Report.

Statement of Operations Data

                                      Year ended            Three months ended
                                      December 31                March 31
                                  2005    2006     Conv.    2006    2007     Conv.
                                 A$000   A$000   Transl.   A$000   A$000   Transl.
                                                  US$000                    US$000
Revenues                             -       -         -       -       -         -
                               ---------------------------------------------------
Other income                         -       2         2       -       1         1
Costs and expenses                (77) (4,537)   (3,581)    (30) (1,206)     (975)
                               ---------------------------------------------------
Loss from operations              (77) (4,535)   (3,579)    (30) (1,205)     (974)
Foreign currency gain/(loss)         1    (40)      (32)       3    (31)      (25)
                               ---------------------------------------------------
Profit (loss) before income
 taxes                            (76) (4,575)   (3,612)    (27) (1,236)     (949)
Provision for income taxes           -       -         -       -       -         -
                               ---------------------------------------------------
Net profit (loss)                 (76) (4,575)   (3,612)    (27) (1,236)     (949)
                                    A$      A$       US$      A$      A$       US$
Net profit (loss) per share
on continuing operations        (0.00)  (0.06)    (0.05)  (0.00)  (0.01)    (0.01)
Weighted average number
of shares outstanding 000's     28,669  75,230    75,230  40,652 127,945   127,945
                               ===================================================
Balance Sheet Data
------------------
                                 A$000   A$000    US$000   A$000   A$000    US$000
Total assets                         -   1,149       907       -   1,655     1,338
Total liabilities                   89   1,881     1,484     124   1,184       957
                               ---------------------------------------------------
Stockholders' equity (deficit)    (89)   (731)     (577)   (124)     471       381
                               ---------------------------------------------------

Foreign Currency Translation

         The majority of our administrative operations are in Australia and, as a result, our accounts are reported in Australian dollars. The income and expenses of its foreign operations are translated into Australian dollars at the average exchange rate prevailing during the period. Assets and liabilities of the foreign operations are translated into Australian dollars at the period-end exchange rate. The following table shows the period-end rates of exchange of the Australian and US dollar compared with the US dollar during the periods indicated.

   12 months ended December 31, 2005       A$1.00           =          US$0.7674
   12 months ended December 31,2006        A$1.00           =          US$0.7893
   3 months ended March 31, 2006           A$1.00           =          US$0.7110
   3 months ended March 31, 2007           A$1.00           =          US$0.8080

         Prior to July 31, 2006, the Company's functional currency was the US dollar. However, as a result of the purchase of diamond mining tenements in Northern Australia in July 2006, the Company's 2007 revenue and expenses will be primarily denominated in Australian dollars (A$). Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, states that the functional currency of an entity is the currency of the primary economic environment in which the entity operates. Accordingly the Company determined that from August 1, 2006 the functional currency of the Company is the Australian dollar. Assets, liabilities and equity were translated at the rate of exchange at July 31, 2006. Revenue and expenses were translated at actual rates. Translation gains and losses were included as part of accumulated other comprehensive gain. Restatement of comparative numbers was made for the change in functional and reporting currency. The change was adopted prospectively beginning July 31, 2006 in accordance with SFAS No. 52.

Plan of Operation

         We have A$1,239,128 in cash at March 31, 2007. Subsequent to March 31, 2007, we have issued a further 20,874,000 shares of common stock, raising approximately A$6,450,000 (US$5,218,500). See "Liquidity and Capital Resources" for a discussion of how the Company intends to finance its plan of operations.

         We commenced exploration activities on the tenements we acquired in July 2006 and since that time and up to March 31, 2007, have spent A$4,560,773 on exploration activities. We plan to continue our exploration program throughout 2007 and anticipate spending A$5,000,000 on exploration. However, if exploration results are positive, we believe that we will be able to raise additional equity capital in order to progress our exploration program at a faster rate.

         As set out in Item 1 "Employees" the services of our Chief Executive Officer, Chief Financial Officer and geologists as well as certain clerical employees are provided by AXIS. At the current time, we have no plans to change these arrangements or employ any further persons.

Results of Operations

Three Months Ended March 31, 2007 vs. Three Months Ended March 31, 2006.

         Costs and expenses increased from A$29,636 in the three months ended March 31, 2006 to A$1,206,258 in the three months ended March 31, 2007. The increase in expenses is a net result of:

a) exploration expenditure written off for the three months ended March 31, 2007 of A$749,388. In July 2006, we acquired diamond exploration tenements and commenced exploration activities for the first time. The exploration costs included drilling, geological/geophysical contractors, salaries for contract field staff, travel costs, accommodation, meals and tenement holding costs. There was no comparable exploration in the three months ended March 31, 2006.

b) an increase in legal, accounting and professional expense from A$8,311 for the three months ended March 31, 2006 to A$25,663 for the three months ended March 31, 2007 as a result of the increase in legal fees for general legal work including stock transfer matters, regulatory filings, stock transfer agent fees, and audit fees for professional services in relation to the Form 10-QSB's. All fees have increased in the three months to March 31, 2007 as a result of increased activity by the Company as a consequence of the acquisition of mining tenements and capital raising activities.

c) an increase in administrative costs including salaries from A$19,552 in the three months ended March 31, 2006 to A$305,193 in the three months ended March 31, 2007 as a result of an increase in direct costs, including salaries, indirect costs and service fees, charged to the Company by AXIS Consultants Pty Ltd. The increase related to the increase in activity by the Company as a consequence of the acquisition of mining tenements, preparation of regulatory filings and capital raising activities.

d) an increase in interest expense from A$1,773 for the three months ended March 31, 2006 to A$26,229 for the three months ended March 31, 2007 due to the increase in interest bearing debt of the Company. For the three months ended March 31, 2006, the Company was charged interest on short term loan funds used to maintain the Company's activities. For the three months ended March 31, 2007, AXIS charged interest of A$8,401, Astro charged interest of A$ 16,774, general interest was charged on outstanding accounts payable liabilities of A$479 and motor vehicle finance interest was charged of A$575.

e) an increase in stock based compensation from A$nil in the three months ended March 31, 2006 to A$99,785 in the three months ended March 31, 2007 as a result of the issue of options under the 2006 Incentive Option Plan for the first time in September 2006. See note 2 of the notes to the Consolidated Financial Statements for further details on the options issued.

         As a result of the foregoing, the loss from operations increased from A$29,636 for the three months ended March 31, 2006 to A$1,205,312 for the three months ended March 31, 2007. A foreign currency exchange loss of $30,571 was recorded for the three months ended March 31, 2007 as a result of the movement in the Australian dollar versus the US dollar (three months ended March 31, 2006: gain $2,888). The net loss was A$26,748 for the three months ended March 31, 2006 compared to a net loss of A$1,235,883 for the three months ended March 31, 2007.

Year ended December 31, 2006 versus Year ended December 31, 2005

         Effective November 17, 2006, Legend issued one (1) new bonus share of common stock for every two (2) shares of common stock outstanding on the record at that date. The issue of the new bonus shares of common stock were on a pro-rate basis to all shareholders. As a result, the Company issued 27,599,722 shares of its common stock. Effective December 31, 2006, Legend issued one (1) new bonus share of common stock for every two (2) shares of common stock outstanding on the record at that date. The issue of the new bonus shares of common stock were on a pro-rata basis to all shareholders. As a result, the Company issued 41,934,337 shares of its common stock.

         The Company has accounted for these bonus issues as a stock split and accordingly, all share and per share data in this prospectus has been retroactively restated.

         As an exploration company, we do not have an ongoing source of revenue. Our revenue stream is normally from ad-hoc tenement disposals and interest received on cash in bank. During the year ended December 31, 2006, we received A$1,930 in interest on funds in the bank (2005:A$nil).

         Costs and expenses increased during the year from A$76,851 for the year ended December 31, 2005 to A$4,536,507 (US$3,580,665) for the year ended December 31, 2006.

         The main components of costs and expenses are as follows:-

(i) An increase in exploration expenditure written off from A$nil in fiscal 2005 to A$3,811,385 (US$3,088,326) in fiscal 2006. In fiscal 2006, the
     Company acquired certain diamond mining tenements in Northern Australia for A$1,500,000 (US$1,183,950), paid A$81,010 (US$63,941) in stamp duty,
     A$921,131 (US$727,049) of exploration expenditure incurred by Astro from February 1, 2006 to September 30, 2006 and A$1,309,244 (US$1,033,386) of
     exploration expenditure incurred since acquisition by the Company. All costs incurred in connection with this acquisition have been expensed as part of exploration costs. The Company commenced a drilling program on the tenement interests in the Northern Territory of Australia as soon as settlement of the acquisition of the tenements was completed. The exploration costs included drilling, salaries for contract field staff, travel costs, accommodation, meals and tenement holding costs.

(ii) An increase in interest expense from A$2,482 in fiscal 2005 to A$41,371 (US$32,655) in fiscal 2006. During fiscal 2006, we borrowed A$324,951 (US$254,116) from Wilzed, a company which our President and CEO is a Director and shareholder and in October 2006, the total debt of A$336,081 (US$265,268) was repaid. Wilzed charged us A$3,588 (US$2,832) in interest at a rate between 9.35% to 9.85% during fiscal 2006. AXIS provides management and geological services to us pursuant to a Service Agreement dated December 2004. AXIS charged us A$13,498 (US$10,654) in interest for fiscal 2006. AXIS charged interest at a rate between 9.35% to 10.10% during fiscal 2006 on accounts owing under the Service Agreement. Astro charged us

     A$21,302 (US$16,814) in interest on amounts owed for exploration expenditure incurred by Astro. During March, 2007, the Company paid the amount outstanding including interest accrued. During fiscal 2005, we borrowed A$7,361 (US$5,565) from Wilzed. Wilzed charged us A$181 (US$131) in interest. Wilzed charged interest at a rate of 9.35% for 2005. AXIS charged us interest of A$2,357 on amounts owing to AXIS under the Service Agreement. AXIS charged interest at a rate of 9.35% for 2005.

(iii) An increase in legal, professional and accounting from A$28,305 for fiscal 2005 to A$89,351 (US$70,524) for fiscal 2006. During fiscal 2006, we incurred legal expenses of A$28,295 (US$22,234) in relation to general legal work including stock transfer matters, stock option plans and regulatory filings; audit fees of A$35,062 (US$27,674) for professional services in relation to financial statements, the quarterly Form 10-QSBs and Form 10-KSB; and A$25,993 (US$20,516) for a stock transfer agent and regulatory filing fees. During fiscal 2005, we incurred legal expense of A$9,105 for general legal work; audit fees of A$13,513 for professional services in relation to financial statements, the quarterly Form 10-QSBs and Form 10-KSB; and A$5,687 for a stock transfer agent and regulatory filing fees. All fees have increased in 2006, as a result of the increase in activity by the Company as a consequence of the acquisition of mining tenements and capital raising.

(iv) An increase in administrative costs from A$46,064 in fiscal 2005 to A$479,093 (US$378,148) in fiscal 2006. During fiscal 2006, the management fee charged by AXIS to us was $76,910 (US$60,705). AXIS charged us A$75,410 (US$59,521) for Director's fees and salaries incurred on behalf of the Company which relates to fees paid to the President and Chief Executive Officer, Chief Financial Officer and Secretary, and other staff of AXIS who provide services to the Company. One independent Director charged directly to the Company the amount of A$35,000 (US$27,625) for the period from the date of his appointment to December 31, 2006, for which there was no comparable amount on fiscal 2005. The Company paid A$8,350 (US$6,591) in insurance premiums, and there was no comparable amount in fiscal 2005 as the insurance policies were only taken out when exploration operations commenced in August 2006. The Company incurred A$66,477 in travel and accommodation costs, A$61,878 in relation to travel by Directors and officers on capital raising trips and A$4,598 for travel of support contractors to the field; A$193,513 for consultants, A$179,464 for investor relations consultants and A$14,049 for lodging annual tax returns, employee share option valuation and exploration tenement maintenance; A$8,350 for postage and freight costs; A$11,351 for motor vehicle costs related to the motor vehicle proposals for the field program, and there were no comparable amounts for 2005. In fiscal 2005, the management fee charged by AXIS to us was A$26,236 (US$20,203) and AXIS charged us A$14,636 (US$12,171) for salaries incurred in relation to AXIS staff that provided administration services to the Company.

(v) Stock based compensation has increased from A$nil for fiscal 2005 to A$115,307 (US$91,012) for fiscal 2006. On September 19, 2006, the Company issued 7,425,000 options pursuant to the 2006 Equity Incentive Plan. Of the total 7,425,000 options issued, 2,475,000 vest on September 19, 2007, 2,475,000 vest on September 19, 2008 and 2,475,000 vest on September 19, 2009. The exercise price of the options is US$1.00 for the President and Chief Executive Officer and for all other participants, US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The options expire on September 19, 2016. The Company has accounted for all options issued in 2006 based upon their fair market value using the Binomial pricing model. There were no employee stock options issued by the Company prior to 2006. An external consultant has calculated the fair value of the options using the Binomial valuation method using a fair value share price of US$0.50, strike price as set out above, maturity period of 5.5 to 6.5 years depending on the vesting date, risk free interest rate of 4.69% and volatility of 60%. This equates to values ranging from US$0.05 to US$0.10 per option depending on the exercise price and vesting date. The total value of the options equates to A$683,628 (US$574,635). The gross fair value is amortised into operations over the vesting period. For fiscal 2006, the amortization amounted to A$115,307 (US$91,012).

         Accordingly, the loss from operations increased from A$76,851 for the year ended December 31, 2005 to A$4,534,577 (US$3,579,142) for the year ended December 31, 2006.

         The net loss amounted to A$4,574,594 (US$3,610,727) for the year ended December 31, 2006, compared to a net loss of A$75,508 for the year ended December 31, 2005.

         The net loss per common equivalent share in 2006 was A$0.06 (US$0.05) compared with a net loss with a common equivalent share price of A$0.00 in the prior year.

         The Company does not believe the spin off of its phosphate-uranium project into a new company will have an affect on its operations.

         There was no provision for tax in either the prior year or the current year.

Liquidity and Capital Resources

         As at March 31, 2007 the Company had A$1,239,128 in cash and A$277,298 in receivables and short-term obligations of A$1,175,380 comprising accounts payable including affiliates and accrued expenses.

         For the three months ending March 31, 2007, net cash used in operating activities was A$1,038,065 primarily consisting of the net loss of A$1,235,883, increase in accounts receivable of A$108,027 and partially offset by increase in accounts payable and accrued expenses of A$165,218; net cash provided by financing activities was A$1,441,396 being net proceeds from share issue A$2,338,646 and net repayments to affiliates of A$897,250.

         Subsequent to March 31, 2007, Legend has announced capital raising of 20,874,000 shares of common stock at an issue price of US$0.25 for a total of US$5,218,500. The shares issued are restricted shares. The funds will be used to fund the exploration on the Northern Australian diamond interests and for working capital. The securities that are being issued pursuant to the Private Placement are being issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act) under Section 4(2) of the Act.

         We commenced exploration activities on the tenements we acquired in July 2006 and since that time and up to March 31, 2007, have spent A$4,560,773 on exploration activities which includes the amounts paid in connection with our Astro acquisition. The Company has continued with its exploration plan to drill targets on the North Australian tenements and anticipates that the drilling will cease for calendar 2007 in November when the wet season commences which restricts access. Exploration activities will then be limited to assessment of the drilling through to the end of the wet season in approximately late March 2008 when access to field sites becomes available. At that time exploration activities in the field will re-commence.

         We anticipate spending A$5,000,000 on exploration. However, if exploration results are positive, we believe that we will be able to raise additional equity capital in order to progress our exploration program at a faster rate. In addition, we expect that we will need to spend $1,000,000 on legal, professional, accounting and administration expenses. The Company will need to raise funds in cash to fund its business plan after 2007. The Company plans to satisfy its cash requirements by additional equity financing or loans. This will be in the form of private placements of restricted common stock, preferred stock or debentures. The Company may not be able to operate if it does not obtain the additional capital or financing it requires. There can be no assurance that the Company will be successful in raising such capital or financing and thus, be able to satisfy its cash requirements.

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has incurred net losses since its inception.

         The Company is considered to be an exploration stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock, preferred stock or debentures. In the event the Company is unsuccessful in raising such capital, it may never commence active operations.

         The Company does not believe the spin off of its phosphate-uranium project into a new company will have an affect on its liquidity.

Impact of Australian Tax Law

         Australian resident corporations are subject to Australian income tax on their non-exempt worldwide assessable income (which includes capital gains), less allowable deductions, at the rate of 30%. Foreign tax credits are allowed where tax has been paid on foreign source income, provided the tax credit does not exceed 30% of the foreign source income.

         Under the U.S./Australia tax treaty, a U.S. resident corporation such as us is subject to Australian income tax on net profits attributable to the carrying on of a business in Australia through a "permanent establishment" in Australia. A "permanent establishment" is a fixed place of business through which the business of an enterprise is carried on. The treaty limits the Australian tax on interest and royalties paid by an Australian business to a U.S. resident to 10% of the gross interest or royalty income unless it relates to a permanent establishment. Although we consider that we do not have a permanent establishment in Australia, it may be deemed to have such an establishment due to the location of its administrative offices in Melbourne. In addition we may receive interest or dividends from time to time.

Impact of Australian Governmental, Economic, Monetary or Fiscal Policies

         Although Australian taxpayers are subject to substantial regulation, we believe that our operations are not materially impacted by such regulations nor is it subject to any broader regulations or governmental policies than most Australian taxpayers.

Recent Issuance of Securities

         In 2004, a total of 2,004,750 common shares were issued to the Company's former sole officer and director for services valued at A$58,053 (US$44,550) or $0.029 (US$ 0.022) per share.

         In December 2004, the Company issued to Renika Pty Limited ("Renika"), a company associated with Mr J I Gutnick, 20,250,000 options to be converted into 9,000,000 shares of common stock, at an exercise price of $0.022 and a latest exercise date of December 2009 for services to be rendered to the Company. The Company undertook a Black Scholes valuation of these options using a A$0.029 (US$0.022) exercise price, A$0.029 (US$0.022) market price, 5 year life, risk free interest rate of 5.155% and a volatility of 16.7%. The 20,250,000 options were valued at A$160,672 (US$123,300) or A$0.008 (US$0.006)
each.

         The stock options were issued for services rendered, to be rendered and for agreeing to provide financial assistance to the Company (not the actual provision of financial assistance). The issue of the stock options was not contingent upon any further services or events. The stock options are not forfeitable if the services or financial assistance are not provided. Accordingly, the value of the stock options was expensed immediately during 2004.

         In September 2005, Renika exercised the 20,250,000 options using the cashless exercise feature and were issued 17,085,937 shares of common stock.

         Effective as of December 12, 2005, the Board of Directors of Company approved the distribution to all stockholders for no consideration of an aggregate of 36,135,500 non-transferable options, each of which is exercisable to purchase one share of common stock of the Company at an exercise price of 25 cents per share with a latest exercise date of December 31, 2012. The options were issued on a pro-rata basis to all stockholders of record on December 31, 2005 on the basis of two (2) options for every one (1) share of common stock owned by a stockholder on the record date. The options may not be exercised until the shares underlying the options are registered under federal and state securities laws.

         Effective July 21, 2006, Legend issued 71,730,079 shares of common stock to Renika, following the cashless exercise of 34,778,220 options. The shares of common stock issued are restricted shares.

         From September 19, 2006 to November 17, 2006, we entered into subscription agreements with a number of parties pursuant to which we issued to those parties in a private placement transaction shares of common stock in Legend at an issue price of US$0.50 per share.

         Effective November 17, 2006, Legend issued one (1) new bonus share of common stock for every two (2) shares of common stock outstanding on the record at that date. The issue of the new bonus shares of common stock were on a pro-rate basis to all shareholders. As a result, the Company issued 27,599,722 shares of its common stock. The Company has accounted for these bonus issues as a stock split and accordingly, all share and per share data has been retroactively restated.

         On November 30, 2006, we issued 112,500 shares of common stock and 112,500 options over shares of common stock to Pinchas T Althaus in connection with the settlement of a dispute.

         On December 31, 2006, we entered into a subscription agreement with a party pursuant to which we issued to that party in a private placement transaction shares of common stock and options on the basis of one option for every two shares subscribed for with no exercise price in Legend at an issue price of US$0.50 per share. The Company has accounted for these bonus issues as a stock split and accordingly, all share and per share data has been retroactively restated.

         Effective December 31, 2006, Legend issued one (1) new bonus share of common stock for every two (2) shares of common stock outstanding on the record at that date. The issue of the new bonus shares of common stock were on a pro-rata basis to all shareholders. As a result, the Company issued 41,934,337 shares of its common stock.

         From February 19, 2007 to July 31, 2007, we entered into subscription agreements with a number of parties pursuant to which we issued to those parties in a private placement transaction 29,336,824 shares of common stock in Legend at an issue price of US$0.25 per share.

         From June 15, 2007 to July 31, 2007, we issued an aggregate of 2,150,000 shares of common stock as consulting fees in connection with a private placement .

         The securities described above were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act) under Section 4(2) of the Act and/or under Regulation S promulgated under the Act.

Impact of Recent Accounting Pronouncements

         For a discussion of the impact of recent accounting pronouncements on the Company's annual financial statements, see Note 2 to the Company's Financial Statements which are included herein.

Quantitative and Qualitative Disclosures about Market Risk

         The Company is exposed to interest rate risk primarily through its loan facilities. The Company utilizes these borrowings to meet its working capital needs.

         At March 31, 2007, the Company had outstanding borrowings under its Loan Facilities of A$387,310. In the event that interest rates associated with these facilities were to increase 100 basis points, the impact on future cash flows would be a decrease of approximately A$3,873 annually.

Off-Balance Sheet Arrangements

         We do not have any off-balance sheet agreements.

                             DESCRIPTION OF PROPERTY

         We occupy certain executive and office facilities in Melbourne, Victoria, Australia which are provided to us pursuant to a service agreement with AXIS Consultants. See "Certain Relationships and Related Transactions." The Company believes that its administrative space is adequate for its current needs.

         For information about our mineral claims, see "Description of Business and Appendix B."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In April 2004, the Company issued to Mr. Michael Tay 2,004,750 shares of its restricted common stock, at a valuation of $0.05 per share, in satisfaction of amounts owed to Mr. Tay for services rendered to the Company as its former President and Treasurer.

         In November 2004, the Company repaid to Mr. William Tay and Michael Tay all amounts owed pursuant to the Company's $100,000 in principal amount of 8% Senior Subordinated Debentures.

         In December 2004, the Company entered into an agreement with AXIS Consultants Pty Ltd to provide geological, management and administration services to the Company. AXIS is affiliated through common management. We are one of five affiliated companies of which three are Australian public companies listed on Australian Stock Exchange. Each of the companies has some common Directors, officers and shareholders. In addition, each of the companies is substantially dependent upon AXIS for its senior management and certain mining and exploration staff. A number of arrangements and transactions have been entered into from time to time between such companies. It has been the intention of the affiliated companies and respective Boards of Directors that each of such arrangements or transactions should accommodate the respective interest of the relevant affiliated companies in a manner which is fair to all parties and equitable to the shareholders of each. Currently, there are no material arrangements or planned transactions between the Company and any of the other affiliated companies other than AXIS.

         AXIS is paid by each company for the costs incurred by it in carrying out the administration function for each such company. Pursuant to the Service Agreement, AXIS performs such functions as payroll, maintaining employee records required by law and by usual accounting procedures, providing insurance, legal, human resources, company secretarial, land management, certain exploration and mining support, financial, accounting advice and services. AXIS procures items of equipment necessary in the conduct of the business of the Company. AXIS also provides for the Company various services, including but not limited to the making available of office supplies, office facilities and any other services as may be required from time to time by the Company as and when requested by the Company.

         We are required to reimburse AXIS for any direct costs incurred by AXIS for the Company. In addition, we are required to pay a proportion of AXIS's overhead cost based on AXIS's management estimate of our utilisation of the facilities and activities of AXIS plus a service fee of not more than 15% of the direct and overhead costs. AXIS has not charged the 15% service fee to us. Amounts invoiced by AXIS are required to be paid by us. We are also not permitted to obtain from sources other than AXIS, and we are not permitted to perform or provide ourselves, the services contemplated by the Service Agreement, unless we first requests AXIS to provide the service and AXIS fails to provide the service within one month.

         The Service Agreement may be terminated by AXIS or us upon 60 days prior notice. If the Service Agreement is terminated by AXIS, we would be required to independently provide, or to seek an alternative source of providing, the services currently provided by AXIS. There can be no assurance that we could independently provide or find a third party to provide these services on a cost-effective basis or that any transition from receiving services under the Service Agreement will not have a material adverse effect on us. Our inability to provide such services or to find a third party to provide such services may have a material adverse effect on our operations.

         In accordance with the Service Agreement AXIS provides the Company with the services of our Chief Executive Officer, Chief Financial Officer, geologists and clerical employees, as well as office facilities, equipment, administrative and clerical services. We pay AXIS for the actual costs of such facilities plus a maximum service fee of 15%.

         During fiscal 2005, AXIS charged the Company A$28,600 in management fees, A$26,954 for salaries incurred in relation to AXIS staff that provided services to the Company and charged interest of A$2,357 on the outstanding balance. AXIS charged interest at a rate of 9.35% for 2005. The amount owed to AXIS at December 31, 2005 was A$57,911. During fiscal 2006, AXIS charged the company A$170,800 in management fees, A$122,393 for salaries incurred in relation to AXIS staff that provided services to the Company, A$123,151 for exploration services provided to the Company, AXIS charged interest of A$13,498, loaned us A$4,500 and we repaid A$180,000. AXIS charged interest at a rate of between 9.35% and 10.10% for fiscal 2006. The amount owed to AXIS at December 31, 2006 was A$312,253. During the three months ending March 31, 2007, AXIS charged the Company A$165,698 for management and administration services, and A$195,715 for exploration services and charged interest of A$8,401 on the outstanding balance and the Company repaid A$315,400. AXIS charged interest at a rate of 10.10% for the three months ended March 31, 2007. The amount owed to AXIS at March 31, 2007 was A$366,368.

         On December 14, 2004, the Company issued 20,250,000 options to Renika Pty Ltd ("Renika") as consideration for services to be rendered by the new President and Chief Executive Officer of the Company. The 20,250,000 options convert to 20,250,000 shares of common stock at an exercise price of US$0.022 and a latest exercise date of December 2009. The Company undertook a Black Scholes valuation of the options using a US$0.022 exercise price, US$0.022 market price, 5 year life, risk free interest rate of 5.155% and a volatility of 16.7% which equated to a value of US$123,300. The US$0.022 market price was based on the price of the Company's shares of common stock at the time. In the absence of any independent directors on the Company's Board, the Company's sole director, Mr. Gutnick, appointed Dr. David Tyrwhitt to approve the terms of the options on behalf of the Company. In September 2005, Renika exercised the 20,250,000 options using the cashless exercise feature and were issued 17,085,937 shares of common stock.

         Wilzed Pty Ltd, a company associated with President and CEO of the Company, Joseph Gutnick, has paid expenses on behalf of the Company and has provided loan funds to enable the Company to meet its liabilities. During fiscal 2005, Wilzed loaned the Company A$7,361 and charged interest of A$181 on the outstanding balance. At December 31, 2005, the Company owed Wilzed A$7,542. During the 2006 fiscal year, Wilzed loaned A$324,951 and charged A$3,588 in interest, and we repaid $336,081. The amount owing at December 31, 2006 is A$nil. Wilzed charged interest at a rate of 9.35% for fiscal 2005 and between 9.35% and 9.85% for fiscal 2006.

         Mr Joseph Gutnick, the President of the Company advanced the Company the initial deposit on opening a US Dollar bank account. In March, 2007, the balance of A$831, owing of the initial advance of A$1,303 (US$1,000) less expenses incurred of A$472, was repaid.

         Effective as of March 3, 2006, Legend entered into a Contract for the Sale of Mining Tenements ("Contract") with Astro Diamond Mines N.L. ("Astro") an Australian company pursuant to which the Company acquired certain diamond mining tenements in Northern Australia from Astro. The consideration payable by Legend to Astro was A$1.5 million and Legend was also required to pay to Astro any costs incurred on the tenements after February 1, 2006. Astro provided commercial warranties which are usual for a transaction of this nature in favour of Legend. Under Australian law, Astro was required to provide an independent experts report to shareholders for this transaction. In order to prepare the independent experts report, a mineral valuation was prepared on behalf of Astro which indicated that the preferred value for the tenements that are the subject of the transaction was A$1.5 million. This formed the basis of the consideration agreed by the parties. The President and Chief Executive Officer of the Company, Mr. J. I. Gutnick, is Chairman and Managing Director of Astro and Dr DS Tyrwhitt, an independent Director of the Company is also a Director of Astro. The tenements are located in the Northern Territory of Australia and are prospective for diamonds. Astro incurred costs on the mining tenements from February 1, 2006 which at settlement Legend was required to pay. However, Astro had not quantified the amount at the date of settlement. At December 31, 2006, the Company owed Astro A$942,433 including interest of A$21,302. During fiscal 2007, the amount was repaid in full including interest charge for fiscal 2007 of A$16,774. Astro charged interest at a rate between 9.85% and 10.10%.

Transactions with Management.

         We have a policy that we will not enter into any transaction with an Officer, Director or affiliate of us or any member of their families unless the transaction is approved by a majority of our disinterested non-employee Directors and the disinterested majority determines that the terms of the transaction are no less favourable to us than the terms available from non-affiliated third parties or are otherwise deemed to be fair to us at the time authorised.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

         Legend's common stock is traded on the NASD Over-the-Counter Bulletin Board ("OTCBB") under the ticker symbol "LGDI" and CUSIP# 52467C 10 0. The Company's common stock was initially cleared for trading on the OTC-BB on September 26, 2003.

         The following table sets out the high and low bid information for the Common Stock as reported by the National Quotation Service Bureau for each period/quarter indicated in US$:

Calendar Period                     High Bid (1)                 Low Bid (1)
---------------                     ---------                    --------

2004
First Quarter                           1.00                        0.05
Second Quarter                          0.25                        0.04
Third Quarter                           0.06                        0.02
Fourth Quarter                          0.25                        0.05

2005
First Quarter                           0.30                        0.13
Second Quarter                          0.32                        0.20
Third Quarter                           0.25                        0.15
Fourth Quarter                          3.25                        0.15

2006
First Quarter                           3.75                        2.50
Second Quarter                          3.90                        2.50
Third Quarter                           2.55                        0.85
Fourth Quarter                          2.10                        1.00

2007
First Quarter                           1.80                        0.90

(1) The quotations set out herein reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

         As of July 31, 2007, there are 157,289,825 shares of common stock outstanding.

         To date we have not paid dividends on our common stock and we do not expect to declare or pay any dividends on our common stock in the foreseeable future. Payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by the Board of Directors.

Shareholders

         As of July 31, 2007, there were approximately 180 record holders of the Company's common stock. Within the holders of record of the Company's common stock are depositories such as Cede & Co., a nominee for The Depository Trust Company (or DTC), that hold shares of stock for brokerage firms which, in turn, hold shares of stock for one or more beneficial owners. Accordingly, the Company believes there are many more beneficial owners of its common stock whose shares are held in "street name", not in the name of the individual shareholder.

Options

         Effective as of December 12, 2005, the Board of Directors of Company approved the distribution to stockholders for no consideration of an aggregate of 36,135,500 non-transferable options, each of which is exercisable to purchase one share of common stock of the Company at an exercise price of US$0.25 ($0.111, as adjusted) per share with a latest exercise date of December 31, 2012 and otherwise on the terms and conditions set out in Appendix A to the Form 8-K dated December 12, 2005. The options were issued on a pro-rata basis to all stockholders of record on December 31, 2005 on the basis of two (2) options for every one (1) share of common stock owned by a stockholder on the record date. The options may not be exercised until the shares underlying the options are registered under federal and state securities laws. On June 26, 2006, the Board of Directors amended the terms and conditions of the options and included a cashless exercise clause for the options in the terms and conditions. On July 21, 2006, Renika exercised 34,778,220 options using the cashless exercise feature and were issued 71,730,079 shares of common stock. In December 2006, the Company issued 700,000 shares with attaching options on the basis of one option for every two shares at no exercise price. The options were exercised in December 2006. On December 27, 2006, a further optionholder exercised 19,000 options using the cashless exercise feature and were issued 24,750 shares of common stock. 3,123,630 of these options remained outstanding as of the date of this prospectus.

         On September 19, 2006, the Company issued 7,425,000 options (as adjusted for the Stock Split) pursuant to the 2006 Equity Incentive Plan. Of the total 7,425,000 options issued, 2,475,000 vest on September 19, 2007, 2,475,000 vest on September 19, 2008 and 2,475,000 vest on September 19, 2009. The exercise price of the options is US$1.00 for the President and Chief Executive Officer and for all other participants, US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The options expire on September 19, 2016. The Company has accounted for all options issued in 2006 based upon their fair market value using the Binomial pricing model. There were no employee stock options issued by the Company prior to 2006. An external consultant has calculated the fair value of the options using the Binomial valuation method using a share price of US$0.50, strike price as set out above, maturity period of 5.5 to 6.5 years depending on the vesting date, risk free interest rate of 4.69% and volatility of 60%. This equates to values ranging from US$0.116 to US$0.233 per option depending on the exercise price and vesting date. The total value of the options equates to A$683,628 (US$574,635).

            In November 2006, the Company issued options to purchase 112,500 shares of common stock with an exercise price of US$0.111 per share in connection with the settlement of a dispute.

Dividend Policy

         The Company has not previously paid any cash dividends on common stock and does not anticipate or contemplate paying dividends on common stock in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business. The only restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by law. Under Delaware corporate law, no dividends or other distributions may be made which would render the Company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

         Effective November 17, 2006, the Company's Board of Directors declared a 1-for-2 share bonus issue in the form of a dividend that was payable in December 2006 to stockholders of record as of November 17, 2006. An aggregate of 27,599,722 shares of common stock were issued in connection with this dividend.

         In November 2006, the Company's Board of Directors declared a second 1-for-2 share bonus issue in the form of a dividend that was payable in January 2007 to stockholders of record as of December 31, 2006. An aggregate of 41,934,337 shares of common stock were issued in connection with this dividend.

                             EXECUTIVE COMPENSATION

         The following table sets forth the annual salary, bonuses and all other compensation awards and pay outs on account of our Chief Executive Officer for services rendered to us during the fiscal year ended December 31, 2006. No other executive officer received more than US$100,000 per annum during this period.

Summary Compensation Table

-----------------------------------------------------------------------------------------------------------
Name and        Year  Salary  Bonus  Stock   Option   Non-Equity      Change in       All Other    Total
Principal             (US$)   (US$)  Awards  Awards   Incentive Plan  Pension Value   Compensation (US$)
Position                             (US$)   (US$)    Compensation    and             (US$)
                                                      (US$)           Nonqualified
                                                                      Deferred
                                                                      Compensation
                                                                      Earnings
                                                                      (US$)
-----------------------------------------------------------------------------------------------------------
Joseph            2006       -      -       -   21,750               -               -         -     21,750
Gutnick,
Chairman of
the Board,
President and
CEO
-----------------------------------------------------------------------------------------------------------

2006 Equity Incentive Plan

         The 2006 Plan provides for the granting of options. The maximum number of shares available for awards is 10% of the issued and outstanding shares of common stock on issue at any time. If an option expires or is cancelled without having been fully exercised or vested, the remaining shares will generally be available for grants of other awards.

         The 2006 Plan is administered by the Board comprised solely of directors who are not employees or consultants to Legend or any of its affiliated entities.

         Any employee, director, officer, consultant of or to Legend or an affiliated entity (including a company that becomes an affiliated entity after the adoption of the 2006 Plan) is eligible to participate in the 2006 Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the success of Legend or an affiliated entity. During any one year period, no participant is eligible to be granted options to purchase more than 5% shares of our issued and outstanding common stock or if they provide investor relations activities, or are a consultant to the Company, 2% of the issued and outstanding shares of common stock in any 12 month period.

         Options granted under the 2006 Plan are to purchase Legend common stock. The term of each option will be fixed by the Board, but no option will be exercisable more than 10 years after the date of grant. The option exercise price is fixed by the Board at the time the option is granted. The exercise price must be paid in cash. Options granted to participants vest and have a term of 10 years.

Outstanding Equity Awards at Fiscal Year-End

Option Awards                                                                              Stock Awards
------------------------------------------------------------------------------------------------------------------------
Name       Number of     Number of     Equity        Option    Option     Number   Market  Equity    Equity
           Securities    Securities    Incentive     Exercise  Expiration of       Value   Incentive Incentive
           Underlying    Underlying    Plan          Price ($) Date       Shares   of      Plan      Plan
           Unexercised   Unexercised   Awards:                            or Units Shares  Awards:   Awards:
           Options (#)   Options (#)   Number of                          of       or      Number    Market or
           Exercisable   Unexercisable Securities                         Stock    Units   of        Payout
                                       Underlying                         That     of      Unearned  Value of
                                       Unexercised                        Have     Stock   Shares,   Unearned
                                       Unearned                           Not      That    Units or  Shares,
                                       Options (#)                        Vested   Have    Other     Units or
                                                                          (#)      Not     Rights    Other
                                                                                   Vested  That      Rights
                                                                                   ($)     Have Not  That
                                                                                           Been      Have Not
                                                                                           Vested    Vested
                                                                                           (#)       ($)
------------------------------------------------------------------------------------------------------------------------
Joseph                  -             -     2,250,000   US$1.00    9/19/16        -       -         -                  -
Gutnick,
Chairman
of the
Board,
President
and CEO
------------------------------------------------------------------------------------------------------------------------

         On September 19, 2006, the Company issued 7,425,000 options (adjusted for the Stock Split) pursuant to the 2006 Equity Incentive Plan. Of the total 7,425,000 options issued, 2,475,000 vest on September 19, 2007, 2,475,000 vest on September 19, 2008 and 2,475,000 vest on September 19, 2009. The exercise price of the options is US$1.00 for the President and Chief Executive Officer and for all other participants, US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The options expire on September 19, 2016. The Company has accounted for all options issued in 2006 based upon their fair market value using the Binomial pricing model. There were no employee stock options issued by the Company prior to 2006. An external consultant has calculated the fair value of the options using the Binomial valuation method using a share price of US$0.50, strike price as set out above, maturity period of 5.5 to 6.5 years depending on the vesting date, risk free interest rate of 4.69% and volatility of 60%. This equates to values ranging from US$0.05 to US$0.10 per option depending on the exercise price and vesting date. The total value of the options equates to A$683,628 (US$574,635). The gross fair value is amortised into operations over the vesting period.

         No award is transferable, or assignable by the participant except upon his or her death.

         The Board may amend the 2006 Plan, except that no amendment may adversely affect the rights of a participant without the participant's consent or be made without stockholder approval if such approval is necessary to qualify for or comply with any applicable law, rule or regulation the Board deems necessary or desirable to qualify for or comply with.

         Subject to earlier termination by the Board, the 2006 Plan has an indefinite term except that no ISO may be granted following the tenth anniversary of the date the 2006 Plan is approved by stockholders.

         Other than the issue of these Options, there are no other current plans or arrangements to grant any options under the 2006 Plan.

Compensation Pursuant to Plans

         The Company does not have any pension or profit sharing plans. The Company does not have any employees and therefore has no superannuation obligations.

Equity Compensation Plan Information

         The following table sets forth, as of December 31, 2006, information regarding options under our 2006 stock option plan, our only active plan. the 2006 stock option plan has been approved by our stockholders. Outstanding options under this plan that are forfeited or cancelled will be available for future grants. All of the options are for the purchases of our common stock.

                                                                     Number of securities
                        Number of Securities                         remaining available
                        to be issued upon       Weighted-average     future issuance under
                        exercise of             exercise price of    equity compensation
                        outstanding options,    outstanding options, (excluding securities
                        warrants and rights     warrants and rights  reflected in Column One)
                        -----------------------------------------------------------------------
Equity compensation                    7,425,000               $0.693                21,561,300
plans approved by
security holders
Equity compensation                            -                    -                         -
plans not approved
by security holders

(1) The maximum number of shares available for issuance under the 2006 stock option plan is equal to 10% of the issued and outstanding shares of common stock, at any time. [The numbers in the table appears to exceed 10% of the issued and outstanding shares on a fully diluted basis.]


Director Compensation

-------------------------------------------------------------------------------------------------
Name      Fees       Stock      Option     Non-Equity     Change in     All Other    Total
          Earned or  Awards ($) Awards ($) Incentive Plan Pension Value Compensation (US$)
          Paid in                          Compensation   and           ($)
          Cash                             ($)            Nonqualified
          (US$)                                           Deferred
                                                          Compensation
                                                          Earnings
-------------------------------------------------------------------------------------------------
David
Tyrwhitt       15,600       -          -              -             -            -      15,600
-------------------------------------------------------------------------------------------------

         It is our policy to reimburse Directors for reasonable travel and lodging expenses incurred in attending Board of Directors meetings. Commencing January 2005, non-management Directors are paid Directors fees of A$20,000 (US$15,600) per annum.

                              FINANCIAL STATEMENTS

         See the Consolidated Financial Statements beginning on page F-1, "Index to Consolidated Financial Statements"


         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE


         Not applicable.

                                  LEGAL MATTERS

         The validity of the common stock offered in this prospectus has been passed upon by Phillips Nizer LLP of New York, New York

                                     EXPERTS

         The financial statements of Legend as of December 31, 2006 and for the year ended December 31, 2006 and 2005 have been audited by PKF, Certified Public Accountants, a Professional Corporation, as set forth in their report thereon appearing in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                           HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                          INDEX TO FINANCIAL STATEMENTS


                                                                        Page
                                                                        ----

Introduction to Interim Financial Statements                            F-2
Balance Sheet as of March 31, 2007                                      F-3
Statement of Operations for the three months ended March 31, 2007 and 2006 and cumulative period from January 5, 2001 to March 31,
 2007                                                                   F-4
Statement of Changes in Stockholders' Equity (Deficit) from January
 5, 2001 to March 31, 2007                                              F-5
Statement of Cash Flows for three months ended March 31, 2007 and
 2006 and cumulative period from January 5, 2001 to March 31, 2007      F-7
Notes to Interim Financial Statements                                   F-8



Annual Financial Statements


Report of Independent Registered Public Accounting Firm                 F-16
Balance Sheet as of December 31, 2006                                   F-17
Statement of Operations for years ended December 31, 2006 and 2005
 and cumulative period from January 5, 2001 to December 31, 2006        F-18
Statement of Changes in Stockholders' Equity (Deficit) from January
 5, 2001 to December 31, 2006                                           F-19
Statement of Cash Flows for years ended December 31, 2006 and 2005
 and cumulative period from January 5, 2001 to December 31, 2006        F-20
Notes to Financial Statements                                           F-21

Item 1.  FINANCIAL STATEMENTS

Introduction to Interim Financial Statements.

         The interim financial statements included herein have been prepared by Legend International Holdings, Inc. ("Legend International" or the "Company") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (The "Commission"). Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These interim financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006.

         In the opinion of management, all adjustments, consisting of normal recurring adjustments and consolidating entries, necessary to present fairly the financial position of the Company and subsidiaries as of March 31, 2007, the results of its operations for the three month periods ended March 31, 2007 and March 31, 2006, and the changes in its cash flows for the three month periods ended March 31, 2007 and March 31, 2006, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the full year.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Foreign Currency Translation

         Prior to July 31, 2006, the Company's functional currency was the US dollar. However, as a result of the purchase of diamond mining tenements in Northern Australia in July 2006, the Company's 2007 revenue and expenses will be primarily denominated in Australian dollars (A$). Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, states that the functional currency of an entity is the currency of the primary economic environment in which the entity operates. Accordingly the Company determined that from August 1, 2006 the functional currency of the Company is the Australian dollar. Assets, liabilities and equity were translated at the rate of exchange at July 31, 2006. Revenue and expenses were translated at actual rates. Translation gains and losses were included as part of accumulated other comprehensive gain.

         Restatement of comparative numbers was made for the change in functional and reporting currency. The change was adopted prospectively beginning July 31, 2006 in accordance with SFAS No. 52.

UNLESS OTHERWISE INDICATED, ALL FINANCIAL INFORMATION PRESENTED IS IN AUSTRALIAN DOLLARS.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                                  Balance Sheet
                                 March 31, 2007
                                   (Unaudited)

ASSETS                                                                      A$
                                                                            --

Current Assets:
Cash                                                                 1,239,128
Receivables                                                            277,298
Prepayments                                                             10,222
                                                         ----------------------

Total Current Assets                                                 1,526,648
                                                         ----------------------

Non-Current Assets:
Property and Equipment, net                                             38,774
Deposits                                                                90,000
                                                         ----------------------

Total Non-Current Assets                                               128,774
                                                         ----------------------

Total Assets                                                         1,655,422
                                                         ======================

LIABILITIES

Current Liabilities:
Accounts payable and accrued expenses                                  796,732
Lease liability                                                         11,980
Short-Term Advance Affiliate                                           366,668
                                                         ----------------------

Total Current Liabilities                                            1,175,380
                                                         ----------------------

Non Current Liabilities:
Lease liability                                                          8,662
                                                         ----------------------

Total Non Current Liabilities:                                           8,662
                                                         ----------------------

Total Liabilities                                                    1,184,042
                                                         ----------------------

Commitments and Contingencies (Notes at 5 and 6)

Stockholders' Equity

Common Stock: US$.001 par value, 200,000,000 shares
authorized 134,265,625 issued                                          173,239
Additional Paid-in-Capital                                           6,851,268
Other Comprehensive Gain                                                38,490
Retained Deficit During Development period                           (839,463)
Retained Deficit During Exploration period                         (5,752,154)
                                                         ----------------------

Total Stockholders' Equity (Deficit)                                   471,380
                                                         ----------------------

Total Liabilities and Stockholders' Equity (Deficit)                 1,655,422
                                                         ======================

The accompanying notes are an integral part of these consolidated financial statements.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                            Statements of Operations
                                   (Unaudited)

                                         For the three months         January 5,
                                            ended March 31                  2001
                                                                  (Inception) to
                                                                       March 31,
                                               2007         2006            2007
                                                 A$           A$              A$
                                       =========================================

Revenues:

Sales                                             -            -           6,353
less Cost of Sales                                -            -         (1,362)
                                       -----------------------------------------

Gross Profit                                      -            -           4,991

Other Income
Interest Income                                 946            -           4,821
                                       -----------------------------------------

                                                946            -           9,812
                                       -----------------------------------------

Costs and Expenses:
Exploration Expenditure                     749,388            -       4,560,773
Legal, accounting & professional             25,663        8,311         179,007
Stock Based compensation                     99,785            -         870,942
Interest expense, net                        26,229        1,773          76,164
Administration expenses                     305,193       19,552         843,955
                                       -----------------------------------------

Total Expenses                            1,206,258       29,636       6,530,846
                                       -----------------------------------------


(Loss) from operations                  (1,205,312)     (29,636)     (6,521,029)

Foreign currency exchange gain/(loss)      (30,571)        2,888        (70,588)
                                       -----------------------------------------

(Loss) before income taxes              (1,235,883)     (26,748)     (6,591,617)
                                       -----------------------------------------

Provision for Income Tax                          -            -               -
                                       -----------------------------------------

Net (Loss)                              (1,235,883)     (26,748)     (6,591,617)
                                       -----------------------------------------
Basic and Diluted (Loss) Per Common
Equivalent Shares                          A$(0.01)     A$(0.00)        A$(0.21)
                                       =========================================
Weighted Average Number of Common
Equivalent Shares Outstanding           127,945,366   40,652,438      31,343,211
                                       =========================================

The accompanying notes are an integral part of these consolidated financial statements.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                  Statements of Stockholders' Equity (Deficit)
                       for the period ended March 31, 2007

                                    Common Stock                            Retained
                                                                (Deficit) During
                                                     Additional       the       (Deficit) During      Other
                                                       Paid-In    Development    the Exploration  Comprehensive  Stockholders'
                                           Par Value   Capital       Period          Period           Gain      Equity (Deficit)
                                  Shares       A$        A$            A$              A$              A$              A$
                                ------------------------------------------------------------------------------------------------
Balance, January 5, 2001                  -         -          -               -                -              -               -

Shares issued to founder for
 organisation cost and services
 at US$0.05 per shares            4,297,500     2,489    121,957               -                -              -         124,446
Shares Issued for services
 rendered at US$0.05 per share      146,250        85      4,150               -                -              -           4,235
Shares Issued for Cash              616,500       357     17,495               -                -              -          17,852

Net Loss                                  -         -          -       (131,420)                -              -       (131,420)
                                ------------------------------------------------------------------------------------------------
Balance, December 31, 2001        5,060,250     2,931    143,603       (131,420)                -              -          15,113
Shares Issued for Cash              225,000       130      6,385               -                -              -           6,516
Shares Issued for Officer's
 Compensation                    11,250,000     6,516    156,372               -                -              -         162,888

Net Loss                                  -         -          -       (182,635)                -              -       (182,635)
                                ------------------------------------------------------------------------------------------------
Balance, December 31, 2002       16,535,250     9,576    306,360       (314,055)                -              -           1,882
Shares Issued for services
 rendered at US$0.05 per share    5,026,500     2,911    142,645               -                -              -         145,556

Net Loss                                  -         -          -       (156,966)                -              -       (156,966)
                                ------------------------------------------------------------------------------------------------
Balance, December 31, 2003       21,561,750    12,488    449,006       (471,022)                -              -         (9,528)
Shares Issued for services
 rendered at US$0.05 per share    2,004,750     1,161     56,892               -                -              -          58,053
Options Issued for services               -         -    160,672               -                -              -         160,672
Loan forgiveness-former major
 shareholder                              -         -     12,144               -                -              -          12,144

Net Loss                                  -         -          -       (234,610)                -              -       (234,610)
                                ------------------------------------------------------------------------------------------------
Balance, December 31, 2004       23,566,500    13,649    678,714       (705,632)                -              -        (13,269)
Shares issued on cashless
 exercise of options             17,085,938     9,896    (9,896)               -                -              -               -
Net Loss                                  -         -          -        (75,508)                -              -        (75,508)
                                ------------------------------------------------------------------------------------------------
Balance, December 31, 2005       40,652,438    23,544    668,818       (781,140)                -              -        (88,778)
Share issued on cashless
 exercise of options             72,281,329    93,336   (93,336)               -                -              -               -
Shares issued for cash           12,756,734    16,254  3,854,843               -                -              -       3,871,367
Shares and options issued under
 settlement agreement               112,500       144     35,272               -                -              -          35,416
Cost of share issues                      -         -  (128,376)               -                -              -       (128,376)
Amortization of options under
 stock option plan                        -         -    115,307               -                -              -         115,307
Net unrealized gain on foreign
 exchange translation                     -         -          -               -                -         38,490        (38,490)
Net Loss                                  -         -          -        (58,323)      (4,516,271)              -     (4,574,594)
                                ------------------------------------------------------------------------------------------------
Balance, December 31, 2006      125,803,001  $162,505 $4,423,571      $(839,463)     $(4,516,271)        $38,490      $(731,168)

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                  Statements of Stockholders' Equity (Deficit)
                       for the period ended March 31, 2007
                                   (continued)

                                Common Stock                               Retained
                                                              (Deficit) During
                                                   Additional       the        (Deficit) During     Other       Stockholders'
                                                    Paid-In     Development    the Exploration   Comprehensive     Equity
                                       Par Value    Capital        Period           Period           Gain         (Deficit)
                             Shares        A$          A$            A$               A$              A$             A$
                           ----------------------------------------------------------------------------------------------------
Shares issued for cash       8,462,624      10,734   2,729,428               -                 -             -        2,740,162
Cost of share issues                 -           -   (401,516)               -                 -             -        (401,516)
Amortization of options
 under stock option plan             -           -      99,785               -                 -             -           99,785
Net Loss                             -           -           -               -       (1,235,883)             -      (1,235,883)
                           ----------------------------------------------------------------------------------------------------
Balance, March 31, 2007    134,265,625    $173,239  $6,851,268      $(839,463)      $(5,752,154)       $38,490         $471,380
                           ====================================================================================================

The accompanying notes are an integral part of these consolidated financial statements

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                            Statements of Cash Flows
                                   (Unaudited)


                                                  For the three months Ended January 5, 2001
                                                           March 31            (Inception) to
                                                                                    March 31,
                                                          2007          2006             2007
                                                            A$            A$               A$
                                                  -------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES

Net (Loss)                                         (1,235,883)      (26,748)      (6,591,617)
                                                  -------------------------------------------

Adjustments to reconcile net (loss) to net cash
 provided (used) by operating activities:
Foreign exchange                                        30,571       (4,015)           69,245
Shares and Options Issued for Stock Based
 Compensation                                           99,785             -          870,943
Depreciation                                             1,870             -            2,891
Accrued interest added to principal                      8,401         1,773           45,683
Net Change in:
Receivables                                          (108,027)             -        (277,298)
Prepayments and deposits                                     -             -        (104,559)
Accounts Payable and Accrued Expenses                  165,218      (12,431)          564,812
                                                  -------------------------------------------
Net Cash (Used) by Operating Activities            (1,038,065)             -      (4,216,617)
                                                  -------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of Property and Equipment                     (4,000)             -          (4,000)
                                                  -------------------------------------------
Net Cash (Used) in Investing Activities                (4,000)             -          (4,000)
                                                  -------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES

Advances Payable - Affiliates                        (897,250)             -          348,095
Repayment of Convertible Debenture                           -             -        (130,310)
Repayment of Shareholder Advance                             -             -            (641)
Proceeds from Convertible Debenture Payable                  -             -          130,310
Shareholder Advance                                          -             -            6,621
Proceeds from Issuance of Stock                      2,740,162             -        6,635,897
Cost of Share Issues                                 (401,516)             -        (529,892)
Net Borrowing/Repayments from Affiliates                     -        41,421           50,003
                                                  -------------------------------------------

Net Cash Provided by Financing Activities            1,441,396             -        6,161,988
                                                  -------------------------------------------

Net Increase in Cash                                   399,331             -          891,033

Cash at Beginning of Period                            839,797             -                -
                                                  -------------------------------------------

Cash at End of Period                                1,239,128             -          891,033
                                                  -------------------------------------------

Supplemental Disclosures:
Cash Paid for interest                                  16,774             -           16,774
Cash Paid for income taxes                                   -             -                -
Stock and Options Issued for Services                        -             -          806,524
Equipment obtained through a capital lease                   -             -           24,581
Accrued interest and stockholder                             -             -                -
Advances charged to paid in capital                          -             -           12,144

The accompanying notes are an integral part of these consolidated financial statements

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                  Notes to Financial Statements March 31, 2007

1. ORGANISATION AND BUSINESS

         Legend International Holdings, Inc., formerly Sundew International, Inc. ("the Company"), was incorporated under the laws of the State of Delaware on January 5, 2001.

         The Company has never generated any significant revenues from operations and is still considered an exploration stage company. The Company was initially formed to engage in the business of selling compatible inkjet cartridges and refill kits on the Internet for the consumer printer market. In March 2003, management of the Company decided to engage in the business of building and acquiring controlling or other interests in one or more companies engaged in the contract sales and distribution of specialty medical products, and raise additional capital for this purpose. Neither business was successful and operations of both were eventually discontinued. During fiscal 2004, management of the Company developed a plan of operations to acquire income-producing real property. The Company did not acquire any properties pursuant to such plan.

         Following a change of management in November 2004, the Company developed a new plan of operations for fiscal 2006, which is to engage in mineral exploration and development activities. The Company's current business plan calls for the identification of mineral properties, in South America and other parts of the world, where it can obtain secure title to exploration, development and mining interests. The Company's preference is to identify large gold deposits with low operating costs. The Company is prepared to consider the exploration, development and mining of profitable base metal interests. At the beginning of 2006, the Company expanded its areas of interest to include diamond exploration activities and in July 2006, the Company completed the acquisition of certain diamond mining tenements in Northern Australia.

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has incurred net losses since its inception and has experienced liquidity problems that raise substantial doubt about its ability to continue as a going concern. The stockholders/officers and or directors have committed to advancing funds to cover operating costs of the Company to insure that the Company has enough operating capital over the next twelve months.

Exploration Stage Enterprise

         The Company is a exploration stage enterprise. The Company is devoting all of its present efforts in securing and establishing its diamond exploration business through field sampling and drilling programs in the Northern Territory of Australia. Refer to footnote 8.

2. STOCKHOLDERS' EQUITY

Common Stock

         In January 2001, 4,297,500 common shares were issued to the Company's founder for organization cost valued at A$124,446 (US$95,500), and 146,250 common shares were issued to a related party in exchange for consulting fee valued at A$4,235 (US$3,250).

         In March 2002, 11,250,000 common shares were issued to the Company's founder in exchange for present and future services valued at A$162,888 (US$125,000).

         In April 2002, the Company closed its offering under its registration statement filed with the United States Securities and Exchange Commission to sell up to 4,500,000 shares of its common stock at US$0.022 per share, which became effective on April 11, 2001. The Company sold 841,500 shares (616,500 shares in 2001 and a further 225,000 shares in 2002) of its common stock under the offering.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                  Notes to Financial Statements March 31, 2007

2.       STOCKHOLDERS' EQUITY (Cont'd)

         In 2003, a total of 5,026,500 common shares were issued to the Company's sole officer and director for services valued at A$145,556 (US$111,700) or A$0.029 (US$0.022) per share.

         In 2004, a total of 2,004,750 common shares were issued to the Company's former sole officer and director for services valued at A$58,053 (US$44,550) or A$0.029 (US$0.022) per share.

         In December 2004, the Company issued to Renika Pty Limited ("Renika"), a company associated with Mr J I Gutnick, 20,250,000 options to be converted into 20,250,000 shares of common stock, at an exercise price of US$0.022 and a latest exercise date of December 2009 for services to be rendered to the Company. The Company undertook a Black Scholes valuation of these options using a A$0.029 (US$0.022) exercise price, US$0.022 market price, 5 year life, risk free interest rate of 5.155% and a volatility of 16.7%. The 20,250,000 options were valued at A$160,672 (US$123,300) or A$0.008 (US$0.006) each. The stock options were issued for services rendered, to be rendered and for agreeing to provide financial assistance to the Company (not the actual provision of financial assistance). The issue of the stock options was not contingent upon any further services or events. The stock options are not forfeitable if the services or financial assistance are not provided. Accordingly, the value of the stock options were expensed during 2004. In September 2005, Renika exercised the 20,250,000 options using the cashless exercise feature and were issued 17,085,938 shares of common stock.

         Effective as of December 12, 2005, the Board of Directors of Company approved the distribution to all stockholders for no consideration of an aggregate of 36,135,500 non-transferable options, each of which is exercisable to purchase one share of common stock of the Company at an exercise price of US$0.25 cents per share with a latest exercise date of December 31, 2012. The options were issued on a pro-rata basis to all stockholders of record on December 31, 2005 on the basis of two (2) options for every one (1) share of common stock owned by a stockholder on the record date. The options may not be exercised until the shares underlying the options are registered under federal and state securities laws.

         At December 31, 2005 the Company had outstanding 36,135,500 options and as at December 31, 2006, the Company had outstanding 1,388,280 options, each of which is exercisable to purchase one share of common stock at US$0.25 per share. The options cannot be exercised, other than using the cashless exercise feature, until the Company registers the shares of common stock to be issued upon exercise of the options in accordance with the Securities Act of 1933, as amended and any applicable state securities laws. The only exception is in the case of a cashless exercise.

         Effective July 21, 2006, Legend issued 71,730,079 shares of common stock to Renika Pty Ltd ("Renika"), a company associated with Mr. J I Gutnick, President of Legend, following the cashless exercise of 34,778,220 options. The shares of common stock issued are restricted shares.

         Effective September 19, 2006, Legend issued 5,349,728 shares of common stock at a placement price of US$0.22 per share raising A$1,530,291 (US$1,188,828). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended ("The Act") under Section 4(2) of the Act.

         Effective October 6, 2006, Legend issued a further 2,250,000 shares of common stock at a placement price of US$0.22 per share raising A$670,413 (US$500,000). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended ("The Act") under Section 4(2) of the Act.

         Effective November 17, 2006, Legend issued a further 4,104,000 shares of common stock at a placement price of US$0.22 raising A$1,184,005 (US$912,000). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                  Notes to Financial Statements March 31, 2007

2.       STOCKHOLDERS' EQUITY (Cont'd)

requirements of the Securities Act of 1933, as amended ("the Act") under Section 4 (2) of the Act.

         Effective November 30, 2006, Legend issued a further 112,500 shares of common stock and 50,000 options with an exercise price of A$0.25 per option and a latest exercise date of December 12, 2012 for no consideration to settle outstanding matters with an external party.

         Effective December 31, 2006, Legend issued a further 1,053,000 shares of common stock at a placement price of US$0.33 raising A$445,705 (US$351,000). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended ("the Act") under Section 4 (2) of the Act.

         In December 2006, 19,000 options issued with no exercise price were exercised and the Company issued 24,750 shares of common stock.

         In December 2006, 351,000 options were exercised using the cashless exercise feature and the Company issued 526,500 shares of common stock.

         Effective February 19, 2007, Legend issued a further 1,025,000 shares of common stock raising A$387,330 (US$300,000). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 as amended ("The Act") under Section 4(2) of the Act.

         Effective February 23, 2007, Legend issued a further 2,500,000 shares of common stock at a placement price of US$0.25 per share raising A$793,669 (US$625,000). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 as amended ("The Act") under Section 4(2) of the Act.

         Effective March 16, 2007, Legend issued a further 4,000,000 shares of common stock at a placement price of US$0.25 per share raising A$1,264,816 (US$1,000,000). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 as amended ("The Act") under Section 4(2) of the Act.

         Effective March 28, 2007, Legend issued a further 437,624 shares of common stock at a placement price of US$0.25 per share raising A$139,835 (US$109,406). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 as amended ("The Act") under Section 4(2) of the Act.

         Effective March 30, 2007, Legend issued a further 500,000 shares of common stock at a placement price of US$0.25 per share raising A$154,512 (US$125,000). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 as amended ("The Act") under Section 4(2) of the Act.

Share Bonus Issue

         Effective November 17, 2006, Legend issued one (1) new bonus share of common stock for every two (2) shares of common stock outstanding on the record at that date. The issue of the new bonus shares of common stock were on a pro-rata basis to all shareholders. As a result, the Company issued 27,599,722 shares of its common stock.

         Effective December 31, 2006, Legend issued one (1) new bonus share of common stock for every two (2) shares of common stock outstanding on the record at that date. The issue of the new bonus shares of common stock were on a pro-rata basis to all shareholders. As a result, the Company issued 41,934,337 shares of its common stock.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                  Notes to Financial Statements March 31, 2007

2.       STOCKHOLDERS' EQUITY (Cont'd)

         The Company has accounted for these two bonus issues as a stock split and accordingly, all share and per share data has been retroactively restated.

Issue of Options under Equity Incentive Plan

         Effective September 19, 2006, the Company issued 7,425,000 options over shares of common stock to Directors, Executives and Consultants under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest as follows: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$1.00 for the President and Chief Executive Officer and one other participant; and for all other participants, US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The latest exercise date for the options is September 19, 2016.

         The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

         An external consultant has calculated the fair value of the 7,425,000 options using the Binomial valuation method using the following inputs:

--------------------------------------------------------------------------------------------------------------------
Grant date         Sept 19, 2006  Sept 19, 2006   Sept 19, 2006   Sept 19, 2006   Sept 19, 2006   Sept 19, 2006
--------------------------------------------------------------------------------------------------------------------
Grant date share
 price                US$0.222      US$0.222         US$0.222       US$0.222         US$0.222        US$0.222
--------------------------------------------------------------------------------------------------------------------
Vesting date       Sept 19, 2007  Sept 19, 2007   Sept 19, 2008   Sept 19, 2008   Sept 19, 2009   Sept 19, 2009
--------------------------------------------------------------------------------------------------------------------
Expected life in
 years                  5.50          5.50             6.00           6.00             6.50            6.50
--------------------------------------------------------------------------------------------------------------------
Risk-free rate         4.69%          4.69%           4.69%           4.69%           4.69%           4.69%
--------------------------------------------------------------------------------------------------------------------
Volatility              60%            60%             60%             60%             60%             60%
--------------------------------------------------------------------------------------------------------------------
Exercise price        US$0.444       US$1.00         US$0.444        US$1.00         US$0.444        US$1.00
--------------------------------------------------------------------------------------------------------------------
Call option value     US$0.09        US$0.05         US$0.10         US$0.06         US$0.10         US$0.06
--------------------------------------------------------------------------------------------------------------------

         The total value of the options equates to A$683,628 (US$514,635) and is being amortised over the vesting periods.

         For the three months ended March 31, 2007, the amortization amounted to A$99,785 (US$80,626).

         The Company adopted revised SFAS No.123, Share-Based payment, which addresses the accounting for share-based payment transactions in which a company receives employee services in exchange for (a) equity instruments of that company or (b) liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of such equity instruments.

                                                Options              Option Price                   Weighted
                                                                        Per Share                    Average
                                                                              US$             Exercise Price
                                                                                                         US$
                                                                                                         ---
Outstanding at January 1, 2006                        -                         -                          -
Granted                                       7,425,000                0.444-1.00                       0.69
Forfeited                                             -                         -                          -
                                      -----------------------------------------------------------------------
Outstanding at December 31, 2006              7,425,000                0.444-1.00                       0.69
Granted                                               -                         -                          -
Forfeited                                             -                         -                          -
                                      -----------------------------------------------------------------------
Outstanding at March 31, 2007                 7,425,000                0.444-1.00                       0.69
                                      -----------------------------------------------------------------------

         The range of exercise price is US$0.444 to US$1.00 per option. The weighted average per option fair value of options granted during 2006 was US$0.07 and the weighted average remaining contractual life of those options is 9 1/2 years. No options are currently exercisable.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                  Notes to Financial Statements March 31, 2007

3. SHORT-TERM ADVANCE - AFFILIATE

                                                                             A$
                                                                           2007
                                                                           ----

Amount owing to AXIS Consultants Pty Ltd, a corporation                 366,668
affiliated with the President of the Company. Interest accrued at the rate of 10.10% per annum being the "Reference Rate" of the ANZ Banking Group Ltd.


                                                                ----------------

4. AFFILIATE TRANSACTIONS

         In December 2004, the Company issued to Renika, a company associated with Mr J I Gutnick, 20,250,000 options to be converted into 20,250,000 shares of common stock, at an exercise price of 5 cents and a latest exercise date of December 2009 for services to be rendered to the Company. The Company undertook a Black and Scholes valuation of these options using a 2.22 cent exercise price,
2.22 cent market price, 5 year life, risk free interest rate of 5.155% and a volatility of 16.7%. The Company valued the 20,250,000 options at A$160,672 (US$123,300) or A$0.0178 (US$0.0137) each. In September 2005, Renika exercised the 20,250,000 options using the cashless exercise feature and were issued 17,085,937 shares of common stock.

         In December 2004, the Company entered into an agreement with AXIS Consultants Pty Ltd to provide geological, management and administration services to the Company. AXIS is affiliated through common management. The Company is one of five affiliated companies of which three are Australian public companies listed on Australian Stock Exchange. Each of the companies has some common Directors, officers and shareholders. In addition, each of the companies is substantially dependent upon AXIS for its senior management and certain mining and exploration staff. A number of arrangements and transactions have been entered into from time to time between such companies. It has been the intention of the affiliated companies and respective Boards of Directors that each of such arrangements or transactions should accommodate the respective interest of the relevant affiliated companies in a manner which is fair to all parties and equitable to the shareholders of each. Currently, there are no material arrangements or planned transactions between the Company and any of the other affiliated companies other than AXIS.

         AXIS is paid by each company for the costs incurred by it in carrying out the administration function for each such company. Pursuant to the Service Agreement, AXIS performs such functions as payroll, maintaining employee records required by law and by usual accounting procedures, providing insurance, legal, human resources, company secretarial, land management, certain exploration and mining support, financial, accounting advice and services. AXIS procures items of equipment necessary in the conduct of the business of the Company. AXIS also provides for the Company various services, including but not limited to the making available of office supplies, office facilities and any other services as may be required from time to time by the Company as and when requested by the Company.

         The Company is required to reimburse AXIS for any direct costs incurred by AXIS for the Company. In addition, the Company is required to pay a proportion of AXIS's overhead cost based on AXIS's management estimate of our utilisation of the facilities and activities of AXIS plus a service fee of not more than 15% of the direct and overhead costs. AXIS has not charged the 15% service fee to us. Amounts invoiced by AXIS are required to be paid by us. The Company is also not permitted to obtain from sources other than AXIS, and we are not permitted to perform or provide ourselves, the services contemplated by the Service Agreement, unless we first requests AXIS to provide the service and AXIS fails to provide the service within one month.

         The Service Agreement may be terminated by AXIS or us upon 60 days prior notice. If the Service Agreement is terminated by AXIS, the Company would be required to independently provide, or to seek an alternative source of providing, the services currently provided by AXIS. There can be no assurance that the Company could independently provide or find a third party to provide these services on a cost-effective basis or that any transition from receiving services under the Service Agreement will not have a material adverse effect on us. The Company's inability to provide such

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                  Notes to Financial Statements March 31, 2007

4.       AFFILIATE TRANSACTIONS (Cont'd)

services or to find a third party to provide such services may have a material adverse effect on our operations.

         In accordance with the Service Agreement AXIS provides the Company with the services of the Company's Chief Executive Officer, Chief Financial Officer, geologists and clerical employees, as well as office facilities, equipment, administrative and clerical services. We pay AXIS for the actual costs of such facilities plus a maximum service fee of 15%.

         During the three months ending March 31, 2006, AXIS charged the Company A$6,000 for management fees, A$13,759 for salaries incurred in relation to AXIS staff that provided services to the Company and charged interest of A$1,491 on the outstanding balance. AXIS charged interest at a rate of 9.35%. AXIS did not charge a service fee for fiscal 2006.

         During the three months ending March 31, 2007, AXIS charged the Company A$165,698 for management and administration services, and A$195,715 for exploration services and charged interest of A$8,401 on the outstanding balance and the Company repaid A$315,400. AXIS charged interest at a rate of 10.10% for the three months ended March 31, 2007. The amount owed to AXIS at March 31, 2007 was A$366,368.

         Wilzed Pty Ltd, a company associated with President and CEO of the Company, Joseph Gutnick, has paid expenses on behalf of the Company and has provided loan funds to enable the Company to meet its liabilities. During the three months to March 31, 2006, Wilzed loaned the Company A$19,251 and charged interest of A$304 on the outstanding balance. At March 31, 2006, the Company owed Wilzed A$27.097. Wilzed charged interest at a rate of 9.35%. The amount owing at March 31, 2007 is A$nil.

         Mr Joseph Gutnick, the President of the Company advanced the Company the initial deposit on opening a US Dollar bank account. During the three months ended March 31, 2007, the balance of A$831, owing of the initial advance of A$1,303 (US$1,000) less expenses incurred of A$472, was repaid.

         Effective as of March 3, 2006, Legend entered into a Contract for the Sale of Mining Tenements ("Contract") with Astro Diamond Mines N.L. ("Astro") an Australian company pursuant to which the Company acquired certain diamond mining tenements in Northern Australia from Astro. The consideration payable by Legend to Astro was A$1.5 million and Legend was also required to pay to Astro any costs incurred on the tenements after February 1, 2006. Astro provided commercial warranties which are usual for a transaction of this nature in favour of Legend. Under Australian law, Astro was required to provide an independent experts report to shareholders for this transaction. In order to prepare the independent experts report, a mineral valuation was prepared on behalf of Astro which indicated that the preferred value for the tenements that are the subject of the transaction was A$1.5 million. This formed the basis of the consideration agreed by the parties. The President and Chief Executive Officer of the Company, Mr. J. I. Gutnick, is Chairman and Managing Director of Astro and Dr DS Tyrwhitt, an independent Director of the Company is also a Director of Astro. The tenements are located in the Northern Territory of Australia and are prospective for diamonds. Astro incurred costs on the mining tenements from February 1, 2006 which at settlement Legend was required to pay. However, Astro had not quantified the amount at the date of settlement and it was only finally quantified in November 2006. At December 31, 2006, the Company owed Astro A$942,433 for these costs including interest of A$21,302. During the three months ended March 31, 2007, the amount was repaid including the interest charge for the three months ended March 31, 2007 of A$16,774. Astro charged interest at a rate of 10.10%.

5.       COMMITMENTS

         During December 2006, the Company entered into a capital lease agreement for a motor vehicle which expires in 2008. The lease agreement has a monthly repayment amount of A$1,123.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                  Notes to Financial Statements March 31, 2007

5. COMMITMENTS (Cont'd)

The future minimum lease repayments under a non-cancellable lease at March 31, 2007 are A$8,984 for 2007 and A$12,353 for 2008.

Exploration

         The Company has to perform minimum exploration work and expend minimum amounts of money on its tenements. The overall expenditure requirement tends to be limited in the normal course of the Company's tenement portfolio management through expenditure exemption approvals, and expenditure reductions through relinquishment of parts or the whole of tenements deemed non prospective. Should the company wish to preserve interests in its current tenements the amount which may be required to be expended is as follows:

                                                                       2007
                                                                         A$

Not later than one year                                           1,405,000

Later than one year but not later than five years                 1,525,000
                                                            ----------------

                                                                  2,930,000
                                                            ================

6.       CONTINGENCIES

                                                                       2007
Deposits                                                                 A$
--------                                                                 --

Cash deposits have been provided to the Department of Business, Industry and Resource Development of Northern
Territory for the purpose of guaranteeing the Company's performance in accordance with Northern Territory mining law.

The performance relates to the requirement that the Company
adheres to the terms and conditions of its exploration
licences, which inter alia requires site restoration.
However, the Directors do not anticipate the Department of
Business, Industry and Resource Development of Northern
Territory will exercise these guarantees as the Company
adheres to all conditions of its exploration licences.                 90,000
                                                            ------------------

7. RECENT ACCOUNTING PRONOUNCEMENTS

         In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109 (FIN 48), which provides clarification related to the process associated with accounting for uncertain tax positions recognized in consolidated financial statements. FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. FIN 48 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement did not have a material effect on the Company's future reported financial position or results of operations.

         In February 2007 the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115", which permits companies to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company does not expect SFAS 159 to have a material impact on its results of operations or financial position.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                  Notes to Financial Statements March 31, 2007

8. EVENTS SUBSEQUENT TO BALANCE SHEET DATE

         Since March 31, 2007 and up to May 11, 2007, Legend has issued 6,530,000 shares of common stock at a placement price of US$0.25 per share raising A$1,960,000 (US$1,632,500). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 as amended ("The Act") under Section 4(2) of the Act.

         On May 13, 2007, the Company announced that it intends to spin off its uranium exploration interests to a new public company to be traded on the over the counter market in the USA. The Company intends to distribute to existing shareholders of the Company, as a dividend, shares in the new company,on a pro-rata basis to their holdings in Legend. A record date for the transaction will be announced. The shares of the new company will not be distributed to the shareholders of Legend until a registration statement covering such shares has been filed with and declared effective by the Securities and Exchange Commission. This communication does not constitute an offer of any securities for sale.

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------

To the Board of Directors and Stockholders of Legend International Holdings, Inc

         We have audited the accompanying balance sheet of Legend International Holdings, Inc (An Exploration Stage Company) as of December 31, 2006, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2006 and 2005 and the cumulative amounts from inception, January 5, 2001 through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The related statements of operations, stockholders' equity (deficit), and cash flows from inception of the development stage on January 5, 2001 through December 31, 2003, were audited by other auditors whose reports dated March 20, 2004 and April 7, 2003 expressed an unqualified opinion, with an explanatory paragraph discussing the company's ability to continue as a going concern. Our opinion on the statements of operations, stockholders' equity (deficit) and cash flows from inception of the development stage through December 31, 2006, insofar as it relates to amounts for prior periods through December 31, 2003, is solely based on the reports of other auditors.

         We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Legend International Holdings, Inc. at December 31, 2006, and the results of its operations and its cash flows for the periods indicated above in conformity with accounting principles generally accepted in the United States of America.

         As discussed in note 3, during 2006, the Company changed its functional and reporting currency from the US dollar to the Australian dollar.

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As described in note 1, at December 31, 2006 the Company had not yet commenced revenue producing operations and had a working capital deficit of A$845,234 and a retained deficit of A$5,355,734. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's plans in regard to these matters are also discussed in note 1.



New York, NY                                     PKF
March 29, 2007                                   Certified Public Accountants
                                                 A Professional Corporation

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                                  Balance Sheet
                                December 31, 2006

ASSETS
                                                                                 A$            Convenience
                                                                                               Translation
                                                                                                       US$
                                                                                                      2006
Current Assets:
Cash                                                                        839,797                662,852
Receivables                                                                 169,271                133,606
Prepayments                                                                  14,559                 11,490
                                                            ------------------------ ----------------------
Total Current Assets                                                      1,023,627                807,948
                                                            ------------------------ ----------------------

Non-Current Assets:
Property and Equipment, net                                                  35,834                 28,284
Deposits (note 9)                                                            90,000                 71,037
                                                            ------------------------ ----------------------
Total Non-Current Assets                                                    125,834                 99,321
                                                            ------------------------ ----------------------

Total Assets                                                              1,149,461                907,269
                                                            ======================== ======================

LIABILITIES

Current Liabilities:
Accounts payable and accrued expenses                                       601,654                474,886
Lease liability                                                              11,690                  9,227
Short-Term Advance - Affiliate                                            1,255,517                990,979
                                                            ------------------------ ----------------------
Total Current Liabilities                                                 1,868,861              1,475,092
                                                            ------------------------ ----------------------

Non Current Liabilities:
Lease liability                                                              11,768                  9,288
                                                            ------------------------ ----------------------
Total Non Current Liabilities                                                11,768                  9,288
                                                            ------------------------ ----------------------

Total Liabilities                                                         1,880,629              1,484,380
                                                            ------------------------ ----------------------

Commitments and Contingencies (Notes 7 and 9)
Stockholders' Equity
Common stock: US$.001 par value
200,000,000 shares authorised
125,803,001 shares issued                                                   162,505                128,265
Additional Paid-in-Capital                                                4,423,571              3,491,525
Other Comprehensive Gain                                                     38,490                 30,380
Retained Deficit during development period                                (839,463)              (662,588)
Retained Deficit during exploration period                              (4,516,271)            (3,564,693)
                                                            ------------------------ ----------------------

Total Stockholders' Equity (Deficit)                                      (731,168)              (577,111)
                                                            ------------------------ ----------------------

Total Liabilities and Stockholders' Equity (Deficit)                      1,149,461                907,269
                                                            ======================== ======================

The accompanying notes are integral part of the financial statements.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                          (A Development Stage Company)
                            Statements of Operations

                                                                                                    January 5,
                                                                                                          2001
                                                For the years Ended              Convenience    (Inception) to
                                                    December 31                  Translation      December 31,
                                                2005            2006                    2006              2006
                                                 A$              A$                      US$                A$
Revenues:

Sales                                                    -               -                 -             6,353
less cost of sales                                       -               -                 -           (1,362)
                                          --------------------------------------------------------------------

Gross profit                                             -               -                 -             4,991

Other income
Interest income - related entity                         -               -                 -                 -
Interest income - other                                  -           1,930             1,523             3,875
                                          --------------------------------------------------------------------
                                                         -           1,930             1,523             8,866
                                          --------------------------------------------------------------------

Costs and expenses:
Legal, professional and accounting                  28,305          89,351            70,524           135,397
Exploration expenditure                                  -       3,811,385         3,088,326         3,811,385
Stock based compensation                                 -         115,307            91,012           771,157
Interest expense                                     2,482          41,371            32,655            49,935
Administration expenses                             46,064         479,093           378,148           556,709
                                          --------------------------------------------------------------------
Total expenses                                    (76,851)     (4,536,507)       (3,580,665)       (5,324,583)
                                          --------------------------------------------------------------------

(Loss) from operations                            (76,851)     (4,534,577)       (3,579,142)       (5,315,717)
Foreign currency exchange gain/(loss)                1,343        (40,017)          (31,585)          (40,017)
                                          --------------------------------------------------------------------
(Loss) before income taxes                        (75,508)     (4,574,594)       (3,610,727)       (5,355,734)

Provision for income taxes                               -               -                 -                 -
                                          --------------------------------------------------------------------

Net (loss)                                        (75,508)     (4,574,594)       (3,610,727)       (5,355,734)
                                          ====================================================================

Basic and diluted loss per common shares            (0.00)          (0.06)            (0.05)            (0.20)
                                          --------------------------------------------------------------------

Weighted average number of common
shares used in per share calculations           28,668,876      75,229,664        75,229,664        27,298,540
                                          ====================================================================


The accompanying notes are integral part of the financial statements.


                       LEGEND INTERNATIONAL HOLDINGS, INC.
                          (A Development Stage Company)
                  Statements of Stockholders' Equity (Deficit)
                     for the period ended December 31, 2006


                                      Common Stock
                                                                     Retained     Retained (Deficit)
                                                       Additional (Deficit) During    During the        Other     Stockholders'
                                                        Paid-In   the Exploration    Development     Comprehensive   Equity
                                             Par Value   Capital       Period           Period           Gain       (Deficit)
                                    Shares       A$        A$           A$                A$              A$           A$
                                 ----------------------------------------------------------------------------------------------
Balance, January 5, 2001                    -         -         -                -                 -             -            -

Shares issued to founder for
 organisation cost and services
 at US$0.05 per shares              4,297,500     5,550   118,896                -                 -             -      124,446
Shares Issued for services
 rendered at US$0.05 per share        146,250       189     4,046                -                 -             -        4,235
Shares Issued for Cash                616,500       796    17,056                -                 -             -       17,852

Net Loss                                    -         -         -                -         (131,420)             -    (131,420)
                                 ----------------------------------------------------------------------------------------------
Balance, December 31, 2001          5,060,250     6,535   139,998                -         (131,420)             -       15,113

Shares Issued for Cash                225,000       291     6,225                -                 -             -        6,516
Shares Issued for Officer's
 Compensation                      11,250,000    14,529   148,359                -                 -             -      162,888

Net Loss                                    -         -         -                -         (182,635)             -    (182,635)
                                 ----------------------------------------------------------------------------------------------
Balance, December 31, 2002         16,535,250    21,355   294,582                -         (314,055)             -        1,882

Shares Issued for services
 rendered at US$0.022 per share     5,026,500     6,491   139,065                -                 -             -      145,556

Net Loss                                    -         -         -                -         (156,966)             -    (156,966)
                                 ----------------------------------------------------------------------------------------------
Balance, December 31, 2003         21,561,750    27,846   433,647                -         (471,022)             -      (9,528)

Shares Issued for services
 rendered at US$0.022 per share     2,004,750     2,589    55,464                -                 -             -       58,053
Options Issued for services                 -         -   160,672                -                 -             -      160,672
Loan forgiveness-former major
 shareholder                                -         -    12,144                -                 -             -       12,144

Net Loss                                    -         -         -                -         (234,610)             -    (234,610)
                                 ----------------------------------------------------------------------------------------------
Balance, December 31, 2004         23,566,500    30,435   661,927                -         (705,632)             -     (13,269)
Shares issued on cashless
 exercise of options               17,085,938    22,066  (22,066)                -                 -             -            -
Net Loss                                    -         -         -                -          (75,508)             -     (75,508)
                                 ----------------------------------------------------------------------------------------------
Balance, December 31, 2005         40,652,438    52,501   639,861                -         (781,140)             -     (88,778)
Share issued on cashless exercise
 of options                        72,281,329    93,336  (93,336)                -                 -             -            -
Shares and options issued under
 settlement agreement                 112,500       144    35,272                -                 -             -       35,416
Shares issued for cash             12,756,734    16,254 3,854,843                -                 -             -    3,871,367
Cost of share issues                        -         - (128,376)                -                 -             -    (128,376)
Amortisation of Options under
 stock option plan                          -         -   115,307                -                 -             -      115,307
Net unrealized gain on foreign
 exchange translation                       -         -         -                -                 -        38,490       38,490
Net Loss                                    -         -         -      (4,516,271)          (58,323)             -  (4,574,594)
                                 ----------------------------------------------------------------------------------------------
Balance, December 31, 2006        125,803,001   162,505 4,423,571      (4,516,271)         (839,463)        38,490    (731,168)
                                 ==============================================================================================

The accompanying notes are integral part of the financial statements.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                             Statement of Cash Flows


                                                                                          January 5,
                                                         For the years                          2001
                                                             Ended       Convenience  (Inception) to
                                                          December 31     Translation   December 31,
                                                    2005          2006           2006           2006
                                                      A$            A$            US$             A$
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss                                        (75,508)   (4,574,594)    (3,610,727)    (5,355,734)
                                           ---------------------------------------------------------

Adjustments to reconcile net loss to net
 cash provided (used) by operating
 activities:
Foreign exchange                                 (1,344)        40,017         31,585         38,674
Shares and Options issued for Stock Based
 Compensation                                          -       115,307         91,012        771,158
Depreciation                                           -         1,021            806          1,021
Accrued interest added to principal                2,482        34,800         27,468         37,282
Net Change in:
Receivables                                            -     (169,271)      (133,606)      (169,271)
Prepayments and deposits                               -     (104,559)       (82,529)      (104,559)
Accounts Payable and Accrued Expenses             13,236       532,144        420,022        564,812
                                           ---------------------------------------------------------
Net Cash (Used) In Operating Activities         (61,134)   (4,125,135)    (3,255,969)    (4,216,617)
                                           ---------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of Property and Equipment                     -      (12,273)        (9,687)       (12,273)
                                           ---------------------------------------------------------
Net Cash (Used) In Investing Activities                -      (12,273)        (9,687)       (12,273)
                                           ---------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:

Accounts Payable - Affiliates                          -     1,245,345        982,951      1,245,345
Repayment of Convertible Debenture                     -             -              -      (130,310)
Repayment of Shareholder Advance                       -             -              -          (641)
Proceeds from Convertible Debenture                    -             -              -        130,310
Shareholder Advance                                    -             -              -          6,621
Proceeds from Issuance of Stock                        -     3,871,367      3,055,670      3,895,735
Cost of share issues                                   -     (128,376)      (101,327)      (128,376)
Net Borrowing/Repayments from Affiliates          61,134      (11,131)        (8,786)         50,003
                                           ---------------------------------------------------------
Net Cash Provided for financing activities        61,134     4,977,205      3,928,508      5,068,687
                                           ---------------------------------------------------------

Net Increase in Cash                                   -       839,797        662,852        839,797

Cash at Beginning of Period                            -             -              -              -
                                           ---------------------------------------------------------

Cash at End of Period                                  -       839,797        662,852        839,797
                                           ---------------------------------------------------------

Supplemental Disclosures:
Cash paid for interest                                 -             -              -              -
Cash paid for income taxes                             -             -              -              -
Stock and options issued for services                  -       150,723        118,966        806,574
Accrued interest and stockholder advances
 charged to paid in capital                            -             -              -         12,144


The accompanying notes are integral part of the financial statements.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements

1. ORGANISATION AND BUSINESS

         Legend International Holdings, Inc., formerly Sundew International, Inc. ("the Company"), was incorporated under the laws of the State of Delaware on January 5, 2001.

         The Company has never generated any significant revenues from operations and is still considered an exploration stage company. The Company was initially formed to engage in the business of selling compatible inkjet cartridges and refill kits on the Internet for the consumer printer market. In March 2003, management of the Company decided to engage in the business of building and acquiring controlling or other interests in one or more companies engaged in the contract sales and distribution of specialty medical products, and raise additional capital for this purpose. Neither business was successful and operations of both were eventually discontinued. During fiscal 2004, management of the Company developed a plan of operations to acquire income-producing real property. The Company did not acquire any properties pursuant to such plan.

         Following a change of management in November 2004, the Company developed a new plan of operations for fiscal 2006, which is to engage in mineral exploration and development activities. The Company's current business plan calls for the identification of mineral properties, in South America and other parts of the world, where it can obtain secure title to exploration, development and mining interests. The Company's preference is to identify large gold deposits with low operating costs. The Company is prepared to consider the exploration, development and mining of profitable base metal interests. At the beginning of 2006, the Company expanded its areas of interest to include diamond exploration activities and in July 2006, the Company completed the acquisition of certain diamond mining tenements in Northern Australia (see note 6).

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has incurred net losses since its inception and has experienced liquidity problems that raise substantial doubt about its ability to continue as a going concern. The stockholders/officers and or directors have committed to advancing funds to cover operating costs of the Company to insure that the Company has enough operating capital over the next twelve months.

Exploration Stage Enterprise

         The Company is a exploration stage enterprise. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

2. RECENT ACCOUNTING PRONOUNCEMENTS

         In December 2004, the FASB issued a revision to SFAS No. 123 "Accounting for Stock Based Compensation" ("FASB 123R"). This statement established standard for the accounting for transactions in which an entity exchanges its equity instruments for goods or services and addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. The Company's policy has been to account for options using the fair value method under FASB
123. Accordingly, the adoption of FASB 123R did not have a material impact on the consistent financial reporting of the Company.

         In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements

2. RECENT ACCOUNTING PRONOUNCEMENTS (Cont'd)

value, and the effect of fair value measures on earnings. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and for interim periods within those fiscal years. The Company is currently in the process of evaluating the effect, if any, the adoption of SFAS No 157 will have on the results of operations, financial position, or cash flows.

         In June 2006, the FASB issued FIN 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109." Which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions. The Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in an income tax return. FIN 48 presents a two-step process for evaluating a tax position. The first step is to determine whether rit is more-likely-than-not that a tax position will be sustained upon examination, based on the technical merits of the position. The second step is to measure the benefit to be recorded from tax positions that meet the more-likely-than-not recognition threshold, by determining the largest amount of tax benefit that ios greater than 50 percent likely of being realized upon ultimate settlement, and recognizing that amount in the financial statements. Fin 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently in the process of evaluating the effect, if any, the adoption of FIN 48 will have on its results of operations, financial position, or cash flows.

         In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements". SAB No 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements. SAB No 108 requires that registrants quantify errors using both a balance sheet (iron curtain) approach and an income statement (rollover) approach then evaluate whether either approach results in a misstatement amount that, when all relevant quantative and qualitative factors are considered, is material. SAB No 108 is effective for the fiscal year ending after November 15, 2006, and is not expected to materially impact our financial position or results of operations.

3. ACCOUNTING POLICIES

Exploration Expenditure

         Exploration expenditure consisting of acquisition cost and related expenditure, prospecting and exploration costs are written off into operations as incurred.

Functional and Reporting Currency

         Prior to July 31, 2006, the Company's functional currency was the US dollar. However, as a result of the purchase of diamond mining tenements in Northern Australia in July 2006, the Company's 2006 revenue and expenses will be primarily denominated in Australian dollars (A$). Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, states that the functional currency of an entity is the currency of the primary economic environment in which the entity operates. Accordingly the Company determined that from August 1, 2006 the functional currency of the Company is the Australian dollar. Assets, liabilities and equity were translated at the rate of exchange at July 31, 2006. Revenue and expenses were translated at actual rates. Translation gains and losses were included as part of accumulated other comprehensive gain.

         Restatement of comparative numbers was made for the change in functional and reporting currency. The change was adopted prospectively beginning July 31, 2006 in accordance with SFAS No. 52.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements

3.       ACCOUNTING POLICIES (Cont'd)

Stock Options

         For the issuances of stock options, the Company follows the fair value provisions of Financial Accounting Standards No. 123(R) "Share Based Payments". SFAS 123(R) requires the company to measure the cost of employee services received in exchange for an award of equity instruments based on grant date fair value. The cost will be recognised over the period during which an employee is required to provide service in exchange for the award - usually the vesting period. In the case where there is no required service period, the fair value of the equity instruments is expensed immediately.

Loss per Common Share

         Basic loss per share is computed on the basis of the weighted average number of common shares outstanding during each year. Diluted loss per share is not presented as the effect of common stock equivalents would be anti dilutive.

Comprehensive Income

         Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The translation gains and losses from the change to functional currency of the Company from August 1, 2006 are included as part of the accumulated other comprehensive loss. Comprehensive loss for the years ended December 31, 2006 and 2005 amounted to A$4,536,104 and A$75,508 respectively.

Property and Equipment

         Property and equipment is stated at cost. Depreciation is computed over a period covering the estimated useful life of the applicable property and equipment. Accumulated depreciation and depreciation expense as of and for the year ended December 31, 2006 amounted to A$1,021 (US$859). The Company had no fixed assets at December 31, 2005.

Cash Equivalents

         Legend considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. For the periods presented, there were no cash equivalents.

Federal Income Tax

         The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. For the period presented, there was no taxable income. There are no deferred income taxes resulting from temporary differences in reporting certain income and expense items for income tax and financial accounting purposes. Legend, at this time, is not aware of any net operating losses which are expected to be realised.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements

3.       ACCOUNTING POLICIES (Cont'd)

Foreign Currency Translation

         The Company's functional and reporting currency is the Australian dollar. Expenses incurred in a currency other than the reporting currency, Australian dollars are translated at the date invoiced. Assets and liabilities are re-valued at the period end exchange rate where appropriate. Foreign currency exchange gain in 2006 amounted to A$40,017 (US$31,585). The Company is actively capital raising, and costs incurred are in US dollars and are translated to A$ at invoice date.

Goods and Services Tax ("GST")

         Revenues, expenses and assets generated in Australia are subject to Australian GST which requires the supplier to add a 10% GST to predominately all expenses and the cost of assets and for the Company to include a 10% GST to the selling price of a product. Revenues, expenses and assets are recognized net of the amount of GST except where the GST incurred on a purchase of goods and services is not recoverable from the taxation authority, in which case the GST is recognized as part of the cost of acquisition of the assets or as part of the expense item as applicable, and receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the balance sheet. Cash flows are included in the cash flow statement on a gross basis and the GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the taxation authority are classified as operating cash flows. Commitments and contingencies are disclosed net of the amount of GST recoverable from, or payable to, the taxation authority

Financial Instruments

         The Company's cash, receivables, payables, short and long term borrowings represent financial instruments whose carrying amounts reasonably approximate their fair value.

Concentrations of credit risk

         The Company monitors its position with, and the credit quality of, the financial institution it invests with. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Convenience Translation to US$

         The consolidated financial statements as of and for the year ended December 31, 2006 have been translated into United States dollars using the rate of exchange of the United States dollar at December 31, 2006 (A$1.00=US$0.7893). The translation was made solely for the convenience of readers in the United States.

Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comparative Figures

         Where necessary, comparative figures have been restated to be consistent with current year presentation.

         Prior to July 31, 2006, the Company's functional currency was the US dollar. However, as a result of the purchase of diamond mining tenements in Northern Australia in July 2006, the

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements

3.       ACCOUNTING POLICIES (Cont'd)

Company's 2006 revenue and expenses are primarily denominated in Australian dollars (A$). Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, states that the functional currency of an entity is the currency of the primary economic environment in which the entity operates. Accordingly the Company determined that from August 1, 2006 the functional currency of the Company is the Australian dollar. Assets, liabilities and equity were translated at the rate of exchange at July 31, 2006. Revenue and expenses were translated at actual rates. Translation gains and losses were included as part of accumulated other comprehensive gain.

         Restatement of comparative numbers was made for the change in functional and reporting currency. The change was adopted prospectively beginning July 31, 2006 in accordance with SFAS No. 52.

4.       STOCKHOLDERS EQUITY

Common Stock

         In January 2001, 4,297,500 common shares were issued to the Company's founder for organization cost valued at A$124,446 (US$95,500), and 146,250 common shares were issued to a related party in exchange for consulting fee valued at A$4,235 (US$3,250).

         In March 2002, 11,250,000 common shares were issued to the Company's founder in exchange for present and future services valued at A$162,888 (US$125,000).

         In April 2002, the Company closed its offering under its registration statement filed with the United States Securities and Exchange Commission to sell up to 4,500,000 shares of its common stock at US$0.022 per share, which became effective on April 11, 2001. The Company sold 841,500 shares (616,500 shares in 2001 and a further 225,000 shares in 2002) of its common stock under the offering.

         In 2003, a total of 5,026,500 common shares were issued to the Company's sole officer and director for services valued at A$145,556 (US$111,700) or A$0.029 (US$0.022) per share.

         In 2004, a total of 2,004,750 common shares were issued to the Company's former sole officer and director for services valued at A$58,053 (US$44,550) or A$0.029 (US$0.022) per share.

         In December 2004, the Company issued to Renika Pty Limited ("Renika"), a company associated with Mr J I Gutnick, 20,250,000 options to be converted into 20,250,000 shares of common stock, at an exercise price of US$0.022 and a latest exercise date of December 2009 for services to be rendered to the Company. The Company undertook a Black Scholes valuation of these options using a A$0.029 (US$0.022) exercise price, US$0.022 market price, 5 year life, risk free interest rate of 5.155% and a volatility of 16.7%. The 20,250,000 options were valued at A$160,672 (US$123,300) or A$0.008 (US$0.006) each. The stock options were issued for services rendered, to be rendered and for agreeing to provide financial assistance to the Company (not the actual provision of financial assistance). The issue of the stock options was not contingent upon any further services or events. The stock options are not forfeitable if the services or financial assistance are not provided. Accordingly, the value of the stock options were expensed during 2004.

         In September 2005, Renika exercised the 20,250,000 options using the cashless exercise feature and were issued 17,085,937 shares of common stock.

         Effective as of December 12, 2005, the Board of Directors of Company approved the distribution to all stockholders for no consideration of an aggregate of 36,135,500 non-transferable options, each of which is exercisable to purchase one share of common stock of the Company at an exercise price of US$0.25 cents per share with a latest exercise date of December 31, 2012. The options were issued on a pro-rata basis to all stockholders of record on December 31, 2005 on

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements

4.       STOCKHOLDERS EQUITY (Cont'd)

the basis of two (2) options for every one (1) share of common stock owned by a stockholder on the record date. The options may not be exercised until the shares underlying the options are registered under federal and state securities laws.

         At December 31, 2005 the Company had outstanding 36,135,500 options and as at December 31, 2006, the Company had outstanding 1,388,280 options, each of which is exercisable to purchase one share of common stock at US$0.25 per share. The options cannot be exercised, other than using the cashless exercise feature, until the Company registers the shares of common stock to be issued upon exercise of the options in accordance with the Securities Act of 1933, as amended and any applicable state securities laws. The only exception is in the case of a cashless exercise.

         Effective July 21, 2006, Legend issued 71,730,079 shares of common stock to Renika Pty Ltd ("Renika"), a company associated with Mr. J I Gutnick, President of Legend, following the cashless exercise of 34,778,220 options. The shares of common stock issued are restricted shares.

         Effective September 19, 2006, Legend issued 5,349,728 shares of common stock at a placement price of US$0.22 per share raising A$1,530,291 (US$1,188,828). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended ("The Act") under Section 4(2) of the Act.

         Effective October 6, 2006, Legend issued a further 2,250,000 shares of common stock at a placement price of US$0.22 per share raising A$670,413 (US$500,000). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended ("The Act") under Section 4(2) of the Act.

         Effective November 17, 2006, Legend issued a further 4,104,000 shares of common stock at a placement price of US$0.22 raising A$1,184,005 (US$912,000). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended ("the Act") under Section 4 (2) of the Act.

         Effective November 30, 2006, Legend issued a further 112,500 shares of common stock and 50,000 options with an exercise price of A$0.25 per option and a latest exercise date of December 12, 2012 for no consideration to settle outstanding matters with an external party.

         Effective December 31, 2006, Legend issued a further 1,053,000 shares of common stock at a placement price of US$0.33 raising A$445,705 (US$351,000). The securities were issued pursuant to a private placement and are issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended ("the Act") under Section 4 (2) of the Act.

         In December 2006, 19,000 options issued with no exercise price were exercised and the Company issued 24,750 shares of common stock.

         In December 2006, 351,000 options were exercised using the cashless exercise feature and the Company issued 526,500 shares of common stock.

Share Bonus Issue

         Effective November 17, 2006, Legend issued one (1) new bonus share of common stock for every two (2) shares of common stock outstanding on the record at that date. The issue of the new bonus shares of common stock were on a pro-rate basis to all shareholders. As a result, the Company issued 27,599,722 shares of its common stock.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements

4.       STOCKHOLDERS EQUITY (Cont'd)

         Effective December 31, 2006, Legend issued one (1) new bonus share of common stock for every two (2) shares of common stock outstanding on the record at that date. The issue of the new bonus shares of common stock were on a pro-rata basis to all shareholders. As a result, the Company issued 41,934,337 shares of its common stock.

         The Company has accounted for these two bonus issues as a stock split and accordingly, all share and per share data has been retroactively restated.

Issue of Options under Equity Incentive Plan

         Effective September 19, 2006, the Company issued 7,425,000 options over shares of common stock to Directors, Executives and Consultants under the 2006 Equity Incentive Plan that has been adopted by the Directors of the Company. The options will vest as follows: 1/3 after 12 months, 1/3 after 24 months and the balance of 1/3 after 36 months. The exercise price of the options is US$1.00 for the President and Chief Executive Officer; and for all other participants, US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The latest exercise date for the options is September 19, 2016.

         The Company has accounted for all options issued based upon their fair market value using the Binomial pricing model.

         An external consultant has calculated the fair value of the 7,425,000 options using the Binomial valuation method using the following inputs

---------------------------------------------------------------------------------------------------------------------------------
Grant date               Sept 19, 2006     Sept 19, 2006     Sept 19, 2006    Sept 19, 2006    Sept 19, 2006    Sept 19, 2006
---------------------------------------------------------------------------------------------------------------------------------
Grant date share price      US$0.222          US$0.222          US$0.222         US$0.222         US$0.222         US$0.222
---------------------------------------------------------------------------------------------------------------------------------
Vesting date             Sept 19, 2007     Sept 19, 2007     Sept 19, 2008    Sept 19, 2008    Sept 19, 2009    Sept 19, 2009
---------------------------------------------------------------------------------------------------------------------------------
Expected life in years        5.50              5.50              6.00             6.00             6.50             6.50
---------------------------------------------------------------------------------------------------------------------------------
Risk-free rate               4.69%             4.69%             4.69%            4.69%            4.69%            4.69%
---------------------------------------------------------------------------------------------------------------------------------
Volatility                    60%               60%               60%              60%              60%              60%
---------------------------------------------------------------------------------------------------------------------------------
Exercise price              US$0.444          US$1.00           US$0.444         US$1.00          US$0.444         US$1.00
---------------------------------------------------------------------------------------------------------------------------------
Call option value           US$0.09           US$0.05           US$0.10          US$0.06          US$0.10          US$0.06
---------------------------------------------------------------------------------------------------------------------------------

         The total value of the options equates to A$683,628 (US$574,635) and is being amortized over the vesting periods.

         For the year ended December 31, 2006, the amortization amounted to A$115,307 (US$91,012).

         The Company adopted revised SFAS No.123, Share-Based payment, which addresses the accounting for share-based payment transactions in which a company receives employee services in exchange for (a) equity instruments of that company or (b) liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of such equity instruments.

                                                  Options         Option Price              Weighted
                                                  -------            Per Share               Average
                                                                           US$        Exercise Price
                                                                           ---                   US$
                                                                                                 ---
Outstanding at January 1, 2006                          -                    -                     -
Granted                                         7,425,000           0.444-1.00                  0.69
Forfeited                                               -                    -                     -
                                     --------------------- -------------------- ---------------------
Outstanding at December 31, 2006                7,425,000           0.444-1.00                  0.69
                                     --------------------- -------------------- ---------------------

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements

4.       STOCKHOLDERS EQUITY (Cont'd)

         The range of exercise price is US$0.444 to US$1.00 per option. The weighted average per option fair value of options granted during 2006 was US$0.07 and the weighted average remaining contractual life of those options is 9 1/2 years. No options are currently exercisable.

                                                                            2006
                                                                            ----
                                                                              A$
                                                                              --

5. SHORT-TERM ADVANCE - AFFILIATE 2006 A$ Amount owing to Astro
Diamond Mines N.L. Interest accrued at 9.85% to 10.10% from
October 1, 2006 being the "reference rate" of the ANZ Banking
Group Ltd                                                                942,433

Amount owing to AXIS Consultants, a corporation affiliated with the President of the Company. Interest accrued at the rate of
9.35% to 10.10% per annum being the "Reference Rate" of the ANZ
Banking Group Ltd.                                                       312,253

Amount owing to Joseph Gutnick, President of Legend International
Holdings, Inc. No interest accrued.                                          831
                                                                   -------------

                                                                       1,255,517
                                                                   =============

         The amount owing to Astro represents the amount for costs incurred on the mining tenements since February 1, 2006. At settlement, Legend was also required to pay any costs incurred on the tenements after February 1, 2006. However, Astro had not quantified the amount at the date of settlement.

         At December 31, 2006, the Company owed Astro A$942,433 (US$743,862) including interest of A$21,302 (US$16,813). During fiscal 2007, this amount was repaid in full including interest charge for fiscal 2007 of A$16,774 (US$13,240).

6. AFFILIATE TRANSACTIONS

         In December 2004, the Company issued to Renika, a company associated with Mr J I Gutnick, 20,250,000 options to be converted into 20,250,000 shares of common stock, at an exercise price of 5 cents and a latest exercise date of December 2009 for services to be rendered to the Company. The Company undertook a Black and Scholes valuation of these options using a 2.22 cent exercise price,
2.22 cent market price, 5 year life, risk free interest rate of 5.155% and a volatility of 16.7%. The Company valued the 20,250,000 options at A$160,672 (US$123,300) or A$0.0178 (US$0.0137) each. In September 2005, Renika exercised the 20,250,000 options using the cashless exercise feature and were issued 17,085,937 shares of common stock.

         In December 2004, the Company entered into an agreement with AXIS Consultants Pty Ltd to provide geological, management and administration services to the Company. AXIS is affiliated through common management. The Company is one of five affiliated companies of which three are Australian public companies listed on Australian Stock Exchange. Each of the companies has some common Directors, officers and shareholders. In addition, each of the companies is substantially dependent upon AXIS for its senior management and certain mining and exploration staff. A number of arrangements and transactions have been entered into from time to time between such companies. It has been the intention of the affiliated companies and respective Boards of Directors that each of such arrangements or transactions should accommodate the respective interest of the relevant affiliated companies in a manner which is fair to all parties and equitable to the shareholders of each. Currently, there are no material arrangements or planned transactions between the Company and any of the other affiliated companies other than AXIS.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements

6.       AFFILIATE TRANSACTIONS (Cont'd)

         AXIS is paid by each company for the costs incurred by it in carrying out the administration function for each such company. Pursuant to the Service Agreement, AXIS performs such functions as payroll, maintaining employee records required by law and by usual accounting procedures, providing insurance, legal, human resources, company secretarial, land management, certain exploration and mining support, financial, accounting advice and services. AXIS procures items of equipment necessary in the conduct of the business of the Company. AXIS also provides for the Company various services, including but not limited to the making available of office supplies, office facilities and any other services as may be required from time to time by the Company as and when requested by the Company.

         The Company is required to reimburse AXIS for any direct costs incurred by AXIS for the Company. In addition, the Company is required to pay a proportion of AXIS's overhead cost based on AXIS's management estimate of our utilisation of the facilities and activities of AXIS plus a service fee of not more than 15% of the direct and overhead costs. AXIS has not charged the 15% service fee to us. Amounts invoiced by AXIS are required to be paid by us. The Company is also not permitted to obtain from sources other than AXIS, and we are not permitted to perform or provide ourselves, the services contemplated by the Service Agreement, unless we first requests AXIS to provide the service and AXIS fails to provide the service within one month.

         The Service Agreement may be terminated by AXIS or us upon 60 days prior notice. If the Service Agreement is terminated by AXIS, the Company would be required to independently provide, or to seek an alternative source of providing, the services currently provided by AXIS. There can be no assurance that the Company could independently provide or find a third party to provide these services on a cost-effective basis or that any transition from receiving services under the Service Agreement will not have a material adverse effect on us. The Company's inability to provide such services or to find a third party to provide such services may have a material adverse effect on our operations.

         In accordance with the Service Agreement AXIS provides the Company with the services of the Company's Chief Executive Officer, Chief Financial Officer, geologists and clerical employees, as well as office facilities, equipment, administrative and clerical services. We pay AXIS for the actual costs of such facilities plus a maximum service fee of 15%.

         During fiscal 2005, AXIS charged the Company A$28,600 in management fees, A$26,954 for salaries incurred in relation to AXIS staff that provided services to the Company and charged interest of A$2,357 on the outstanding balance. AXIS charged interest at a rate of 9.35% for 2005. The amount owed to AXIS at December 31, 2005 was A$57,911. During fiscal 2006, AXIS charged the Company A$82,771 in management fees, A$120,893 for salaries and corporate costs incurred in relation to AXIS staff that provided services to the Company, A$212,679 for exploration services provided to the Company, charged interest of A$13,498 on the outstanding balance, loaned us $4,500 and the Company repaid A$180,000. AXIS charged interest at a rate of between 9.35% and 10.10% for fiscal 2006. The amount owed to AXIS at December 31, 2006 was A$312,253.

         Wilzed Pty Ltd, a company associated with President and CEO of the Company, Joseph Gutnick, has paid expenses on behalf of the Company and has provided loan funds to enable the Company to meet its liabilities. During fiscal 2005, Wilzed loaned the Company A$7,361 and charged interest of A$181 on the outstanding balance. At December 31, 2005, the Company owed Wilzed A$7,542. During the 2006 fiscal year, Wilzed loaned A$324,951 and charged A$3,588 in interest, and we repaid $336,081. The amount owing at December 31, 2006 is A$nil. Wilzed charged interest at a rate of 9.35% for fiscal 2005 and between 9.35% and 9.85% for fiscal 2006.

         Mr Joseph Gutnick, the President of the Company advanced the Company the initial deposit on opening a US Dollar bank account. In March, 2007, the balance of A$831, owing of the initial advance of A$1,303 (US$1,000) less expenses incurred of A$472, was repaid.

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements

6.       AFFILIATE TRANSACTIONS (Cont'd)

         Effective as of March 3, 2006, Legend entered into a Contract for the Sale of Mining Tenements ("Contract") with Astro Diamond Mines N.L. ("Astro") an Australian company pursuant to which the Company acquired certain diamond mining tenements in Northern Australia from Astro. The consideration payable by Legend to Astro was A$1.5 million and Legend was also required to pay to Astro any costs incurred on the tenements after February 1, 2006. Astro provided commercial warranties which are usual for a transaction of this nature in favour of Legend. Under Australian law, Astro was required to provide an independent experts report to shareholders for this transaction. In order to prepare the independent experts report, a mineral valuation was prepared on behalf of Astro which indicated that the preferred value for the tenements that are the subject of the transaction was A$1.5 million. This formed the basis of the consideration agreed by the parties. The President and Chief Executive Officer of the Company, Mr. J. I. Gutnick, is Chairman and Managing Director of Astro and Dr DS Tyrwhitt, an independent Director of the Company is also a Director of Astro. The tenements are located in the Northern Territory of Australia and are prospective for diamonds. Astro incurred costs on the mining tenements from February 1, 2006 which at settlement Legend was required to pay. However, Astro had not quantified the amount at the date of settlement and it was only finally quantified in November 2006. At December 31, 2006, the Company owed Astro A$942,433 for these costs including interest of A$21,302. During fiscal 2007, the amount was repaid in full including interest charge for fiscal 2007 of A$16,774. Astro charged interest at a rate between 9.85% and 10.10%.

         The consideration and all related acquisition costs, costs incurred by Astro since February 1, 2006 and exploration expenditure incurred by the Company is shown in the Statement of Operations as Exploration Expenditure.

7. INCOME TAXES

         The Company has adopted the provisions of SFAS No. 109 "Accounting for Income Taxes". SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

         The Company has operations in both the USA and Australia and the Company is subject to taxation in both jurisdictions on the operations in each respective jurisdiction

         At December 31, 2006 and 2005 deferred taxes consisted of the following:

                                                    USA          Australia               Total
                                                   2006               2006                2006
                                                     A$                 A$                  A$
Deferred tax assets

Net operating loss carry-forward              1,304,322          1,218,600            2,522,922
Less valuation allowance                    (1,304,322)        (1,218,600)          (2,522,922)
                                      ------------------ ------------------ -------------------
Net deferred taxes                                    -                  -                   -
                                      ================== ================== ===================

                                                    USA          Australia               Total
                                                   2005               2005                2005
                                                     A$                 A$                  A$
Deferred tax assets

Net operating loss carry-forward              1,286,342                  -            -
Less valuation allowance                    (1,286,342)                  -            -
                                      ------------------ ------------------ -------------------
Net deferred taxes                                    -                  -                   -
                                      ================== ================== ===================

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements

7.       INCOME TAXES (Cont'd)

         The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized.

         At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

         As a result of the ownership change that occurred in November 2004 (see note 1), Internal Revenue Code Section 382 limits the use of available operating loss carryforwards for losses incurred prior to the ownership change. In addition, the Company will need to file a tax return for 2006 to establish the tax benefits of the net operating loss carry forwards. Future net operating losses will be fully available to offset future taxable income. Total available net operating loss carryforwards, which are subject to limitations, amount to approximately A$7,898,243 at December 31, 2006 and expire in years 2022 through 2026.

8.       COMMITMENTS

         During December 2006, the Company entered into an operating lease agreement for a motor vehicle which expires in 2008. The lease agreement has a monthly repayment amount of A$1,021. The future minimum lease repayments under a non-cancellable lease at December 31, 2006 are A$11,690 (US$9,227) for 2007 and A$11,768 (US$9,288) for 2008.

Exploration

         The Company has to perform minimum exploration work and expend minimum amounts of money on its tenements. The overall expenditure requirement tends to be limited in the normal course of the Company's tenement portfolio management through expenditure exemption approvals, and expenditure reductions through relinquishment of parts or the whole of tenements deemed non prospective. Should the company wish to preserve interests in its current tenements the amount which may be required to be expended is as follows:

                                                                            2006
                                                                              A$

Not later than one year                                                  860,000

Later than one year but not later than five years                        875,000
                                                                   -------------

                                                                       1,735,000
                                                                   =============

9.       CONTINGENCIES
                                                                            2006
Deposits                                                                      A$

Cash deposits have been provided to the Department of Business, Industry and Resource Development of Northern
Territory for the purpose of guaranteeing the Company's performance in accordance with Northern Territory mining law.

The performance relates to the requirement that the Company
adheres to the terms and conditions of its exploration
licences, which inter alia requires site restoration.
However, the Directors do not anticipate the Department of
Business, Industry and Resource Development of Northern
Territory will exercise these guarantees as the Company
adheres to all conditions of its exploration licences.                    90,000
                                                                   -------------

                       LEGEND INTERNATIONAL HOLDINGS, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements

10. EVENTS SUBSEQUENT TO BALANCE SHEET DATE

         The Company has received applications for a further 7,962,624 shares of common stock at a placement price of US$0.25 per share raising an estimated A$2,522,052 (US$1,990,656). The securities will be issued pursuant to a private placement and will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended ("The Act") under Section 4(2) of the Act and/or under Regulation S promulgated under the Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our by-laws indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of Legend to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney's fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. Legend may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not Legend would have the legal power to indemnify them directly against such liability.

         Costs, charges, and expenses (including attorney's fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by Legend in advance of the final disposition thereof upon receipt of any undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by Legend and upon satisfaction of other conditions required by current or future legislation.

         If this indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, Legend nevertheless indemnifies each person described above to the fullest extent permitted by all portions of this indemnification that have not been invalidated and to the fullest extent permitted by law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Golden River Resources pursuant to the foregoing provisions, or otherwise, be advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth expenses, incurred or expected to be incurred by Legend in connect with the issuance and distribution of the securities being registered. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will not pay any part of these expenses.

SEC Registration Fee                                     $7,548
Legal Fees and Expenses*                                 10,000
Accounting Fees and Expenses*                             5,000
Printing                                                      -
Miscellaneous                                             5,000
                                            --------------------
TOTAL*                                                  $27,548
                                            --------------------

Item 26. RECENT ISSUANCE OF SECURITIES

         In 2004, a total of 2,004,750 common shares were issued to the Company's former sole officer and director for services valued at A$58,053 (US$44,550) or A$0.029 (US$0.022) per share.

         In December 2004, the Company issued to Renika Pty Limited ("Renika"), a company associated with Mr J I Gutnick, 20,250,000 options to be converted into 20,250,000 shares of common stock, at an exercise price of A$0.029 (US$0.022) and a latest exercise date of December 2009 for services to be rendered to the Company. The Company undertook a Black Scholes valuation of these options using a A$0.029 (US$0.022) exercise price, A$0.029 (US$0.022) market price, 5 year life, risk free interest rate of 5.155% and a volatility of 16.7%. The 9,000,000 options were valued at A$160,672 (US$123,300) or A$0.008
(US$0.006) each.

         The stock options were issued for services rendered, to be rendered and for agreeing to provide financial assistance to the Company (not the actual provision of financial assistance). The issue of the stock options was not contingent upon any further services or events. The stock options are not forfeitable if the services or financial assistance are not provided. Accordingly, the value of the stock options was expensed immediately during 2004.

         In September 2005, Renika exercised the 20,250,000 options using the cashless exercise feature and were issued 17,085,937 shares of common stock.

         Effective as of December 12, 2005, the Board of Directors of Company approved the distribution to all stockholders for no consideration of an aggregate of 36,135,500 non-transferable options, each of which is exercisable to purchase one share of common stock of the Company at an exercise price of 25 cents per share with a latest exercise date of December 31, 2012. The options were issued on a pro-rata basis to all stockholders of record on December 31, 2005 on the basis of two (2) options for every one (1) share of common stock owned by a stockholder on the record date. The options may not be exercised (other than pursuant to a cashless exercise feature) until the shares underlying the options are registered under federal and state securities laws.

         Effective July 21, 2006, Legend issued 71,730,079 shares of common stock to Renika Pty Ltd ("Renika"), a company associated with Mr J I Gutnick, President of Legend, following the cashless exercise of 34,778,220 options. The shares of common stock issued are restricted shares.

         From September 19, 2006 to November 17, 2006, we entered into subscription agreements with a number of parties pursuant to which we issued to those parties in a private placement transaction shares of common stock in Legend at an issue price of US$0.50 per share.

         Effective November 17, 2006, Legend issued one (1) new bonus share of common stock for every two (2) shares of common stock outstanding on the record at that date. The issue of the new bonus shares of common stock were on a pro-rate basis to all shareholders. As a result, the Company issued 27,599,722 shares of its common stock. The Company has accounted for these bonus issues as a stock split and accordingly, all share and per share data has been retroactively restated.

         On November 30, 2006, we issued 112,500 shares of common stock and 112,500 options over shares of common stock to Pinchas T Althaus.

         On December 31, 2006, we entered into a subscription agreement with a party pursuant to which we issued to that party in a private placement transaction shares of common stock and options on the basis of one option for every two shares subscribed for with no exercise price in Legend at an issue price of US$0.50 per share. The Company has accounted for these bonus issues as a stock split and accordingly, all share and per share data has been retroactively restated.

         Effective December 31, 2006, Legend issued one (1) new bonus share of common stock for every two (2) shares of common stock outstanding on the record at that date. The issue of the new bonus shares of common stock were on a pro-rata basis to all shareholders. As a result, the Company issued 41,934,337 shares of its common stock.

         From February 19, 2007 to July 31, 2007, we entered into subscription agreements with a number of parties pursuant to which we issued to those parties in a private placement transaction 29,336,824 shares of common stock in Legend at an issue price of US$0.25 per share.

         From June 15, 2007 to July 31, 2007, we issued an aggregate of 2,150,000 shares of common stock as consulting fees in connection with a private placement.

         The securities described above were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act) under Section 4(2) of the Act and/or under Regulation S promulgated under the Act.

Item 27.  EXHIBITS

Incorporated by
Reference to:


Exhibit No.               Exhibit

1.1                       Subscription Agreement (1)

3.1                       Certificate of Incorporation (1)

3.2                       Amended Certificate of Incorporation (2)

3.3                       Bylaws (1)

3.4                       Specimen Stock Certificate (1)

3.5                       Amendment to Certificate of Incorporation (3)

5.1                       Opinion of Phillips Nizer LLP (4)


10.1                      2006 Incentive Stock Option Plan (5)


10.2                      Contract for the Sale of Mining Tenements (6)

10.3                      Form of Subscription Agreement (4)

21.1                      Subsidiaries of the Registrant (4)

23.1                      Consent of Phillips Nizer LLP (included in
                          Exhibit 5.1)

23.2                      Consent of PKF, Certified Public Accountants, A
                          Professional Corporation (4)

Footnotes:

(1) Incorporated herein by reference to the Company's Registration Statement on Form SB-2, filed on February 2, 2001, File No. 333-55116, and the amendments thereto.

(2) Incorporated herein by reference to the Company's current report on Form 8-K filed on March 21, 2003.

(3) Incorporated herein by reference to the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2006.

(4)  Filed herewith.

(5) Incorporated by reference to the Appendix to the Company's Proxy Statement filed on October 19, 2006.


Item 28.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes that it will:
     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
         (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For determining liability under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of or used or referred to by the undersigned;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned; and

          (iv) Any other communication that is an offer in the offering made by the undersigned to the purchaser.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

     (7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

     (8) For the purpose of determining liability under the Securities Act to any purchaser:

          (i) Each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus is deemed part of and included in this registration statement;

          (ii) Each prospectus require to be filed pursuant to Rule 424(b)(2),
               (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement shall be made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or


         (iii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in any document incorporated or deemed incorporated by reference into the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Victoria, Australia on July 31, 2007.

                                                      LEGEND INTERNATIONAL
                                                      HOLDINGS, INC.

                                                      By:     Peter Lee
                                                      Name:   Peter Lee
                                                      Title:  CFO & Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Lee and Brian Brodrick and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement and any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                            TITLE                                                DATE

/s/ Joseph I Gutnick                                 President, Chairman of the Board and Chief           July 31, 2007
---------------------------------------------        Executive Officer
Joseph I Gutnick

/s/ David Tyrwhitt                                   Director                                             July 31, 2007
---------------------------------------------
David Tyrwhitt

/s/  Peter Lee                                       Secretary, Chief Financial Officer and               July 31, 2007
---------------------------------------------        Principal Accounting Officer
Peter Lee

EXHIBITS INDEX


         The following exhibits are filed as part of this registration statement.


Exhibit No.           Description

10.3                  Form of Subscription Agreement

5.1                   Opinion of Phillips Nizer LLP

21                    List of subsidiaries

23.2                  Consent of Independent Registered Public Accounting Firm